Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CBL & ASSOCIATES	§
PROPERTIES, INC., et al.,	§	Case No. 20-35226 (DRJ)
§
Debtors. [1]	§	(Jointly Administered)
	§	Re: Docket No. 1163

NOTICE OF FILING OF PLAN SUPPLEMENT
FOR THIRD AMENDED PLAN JOINT CHAPTER 11 PLAN
OF CBL & ASSOCIATES PROPERTIES, INC. AND ITS DEBTOR AFFILATES

PLEASE TAKE NOTICE THAT:

1.CBL & Associates Properties, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), hereby file this plan supplement (as may be amended or modified, the “Plan Supplement”) in connection with, and in accordance with, the (a) Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Debtor Affiliates, dated May 25, 2021 (Docket No. 1163) (as may be amended, modified, or supplemented, the “Plan”)2 , (b) Amended Order (I) Approving Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan, (V) Approving Notice Procedures for the Assumption and Assignment of Executory Contracts and Unexpired Leases,

[1]

A complete list of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/CBLProperties.  The Debtors’ service address for the purposes of these chapter 11 cases is 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

and (VI) Granting Related Relief (Docket No. 1168), and (c) Disclosure Statement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors, dated May 25, 2021 (Docket No. 1164).

2.The Plan Supplement consists of the following documents:

Exhibit	Plan Supplement Document
Exhibit A	Certificate of Incorporation for Reorganized Company
Exhibit B	Bylaws of Reorganized Company
Exhibit C	Amended and Restated Partnership Agreement of the Operating Partnership
Exhibit D	Certificate of Formation for New Notes Issuer
Exhibit E	LLC Agreement of New Notes Issuer
Exhibit F	Certificate of Formation for New Bank Claim Borrower
Exhibit G	LLC Agreement of New Bank Claim Borrower
Exhibit H	Registration Rights Agreement
Exhibit I	Slate of New Directors
Exhibit J	Restructuring Transaction Steps
Exhibit K	Schedule of Rejected Contracts
Exhibit L	Schedule of Retained Causes of Action
Exhibit M	New Notes Indenture
Exhibit N	New Convertible Notes Indenture
Exhibit O	Collateral Agency and Intercreditor Agreement Regarding Lien-Sharing Provisions
Exhibit P	Exit Credit Facility
Exhibit Q	Term Sheet for New Stock Incentive Plan

3.The documents contained in the Plan Supplement are integral to, and are considered part of, the Plan.  If the Plan is confirmed, the documents contained in this Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

4.As of the date hereof, the Debtors are still engaged in negotiations with the Required Consenting Creditors and other parties in interest with respect to the terms of the documents contained in the Plan Supplement, which are subject in all respects to the consent rights set forth in the Plan and Restructuring Support Agreement.  Consequently, the documents contained in the Plan Supplement are not final and reflect the latest drafts subject to ongoing negotiation.  All parties’ applicable rights are reserved with respect to the form of documents filed herewith.  Subject to the terms and conditions of the Plan and the Restructuring Support Agreement, the Debtors reserve all rights to amend, revise, or supplement the Plan Supplement at any time before the Effective Date, or any such other date as may be permitted by the Plan or by order of the Bankruptcy Court.

5.A hearing to consider confirmation of the Plan is scheduled to begin on August 11, 2021 at 9:00 a.m. (Prevailing Central Time) before the Bankruptcy Court.

6.Copies of the exhibits contained in this Plan Supplement, and all documents filed in these chapter 11 cases are available free of charge by visiting dm.epiq11.com/case/cblproperties/info. You may also obtain copies of the pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

2

Dated:	July 19, 2021
Houston, Texas
/s/ Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP
Alfredo R. Pérez (15776275)
700 Louisiana Street, Suite 1700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
– and –
WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock, P.C. (admitted pro hac vice)
Garrett A. Fail (admitted pro hac vice)
Moshe A. Fink (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors
and Debtors in Possession

3

Certificate of Service

I hereby certify that on July 19, 2021, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Pérez
Alfredo R. Pérez

Exhibit A

Certificate of Incorporation for Reorganized Company

DRAFT 7/17/21

SUBJECT TO REVISION

SEcOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBL & ASSOCIATES PROPERTIES, INC.

CBL & Associates Properties, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 13, 1993, as amended and restated on November 2, 1993, as amended on May 8, 1996, January 31, 2001, June 24, 2003, May 10, 2005, October 8, 2009, May 3, 2011 and May 6, 2016 and as supplemented on June 29, 1998, May 4, 1999, June 11, 2002, June 26, 2002, August 13, 2003, October 7, 2003, December 10, 2004, February 25, 2010, October 14, 2010 and October 1, 2012 (the “Original Certificate of Incorporation”).

2.

On November 1, 2020, the Corporation and certain of its affiliates (collectively with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

3.

This Second Amended and Restated Certificate of Incorporation (this “Certificate”) was duly adopted, without the need for approval of the board of directors or the stockholders of the Corporation, in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), in accordance with the Amended Joint Chapter 11 Plan of the Debtors (the “Plan of Reorganization”) confirmed by order, dated [•], 2021, of the Bankruptcy Court, jointly administered under the caption “In re: CBL & ASSOCIATES PROPERTIES, INC., et al.”, Case No. 20-35226 (DRJ).

4.	This Certificate shall become effective when filed with the Secretary of State of the State of Delaware.

5.	This Certificate amends and restates the Original Certificate of Incorporation of the Corporation to read in full as follows:

Article I
NAME

Section 1.1The name of the Corporation is CBL & Associates Properties, Inc.

Article II
PURPOSE

Section 2.1The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article III
REGISTERED AGENT

Section 3.1The street address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington 19808, County of New Castle, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Article IV
CAPITALIZATION

Section 4.1Authorized Capital Stock.  The total number of shares of capital stock that the Corporation is authorized to issue is [__] shares, divided into two classes consisting of [__] shares of common stock, par value $[0.01] per share (“Common Stock”), and [__] shares of preferred stock, par value $[0.01] per share (“Preferred Stock”).

Section 4.2Preferred Stock.

(a)Preferred Stock Designations. Preferred Stock may be issued in one or more series from time to time. The board of directors of the Corporation (the “Board”) is expressly authorized, by resolution adopted and filed in accordance with applicable law, to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for series of Preferred Stock and, with respect to each such series, to fix the number of shares in each series and to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereon, and the variations in voting powers, if any, and preferences and rights as between series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL. Subject to the terms of such series of Preferred Stock set forth in this Certificate or in the applicable Preferred Stock Designation, all shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired promptly after the acquisition thereof. All such shares upon their retirement become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board, subject to terms of such series of Preferred Stock set forth in this Certificate or in the applicable Preferred Stock Designation.

(b)Increase or Decrease in Authorized Preferred Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of the capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.3Common Stock.

(a)Voting Rights. Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

(b)Dividend Rights. Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Until such time, if any, as the Corporation determines to discontinue its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), the Corporation shall declare and pay such dividends, but only to the extent the Corporation has assets or funds legally available therefor, as may be required under the Code, to qualify for treatment as, and to maintain the Corporation’s status as, a real estate investment trust under Section 856 of the Code.

(c)Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d)Increase or Decrease in Authorized Common Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of the capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4Nonvoting Equity Securities. The Corporation shall not issue nonvoting equity securities; provided, however the foregoing restriction shall (a) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Certificate in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Section 4.5Restrictions on Ownership and Transfer; Excess Stock Designation.

(a)Definitions. The following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 4.7(e).

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, and any comparable successor provisions. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the outstanding Shares of any class.

[“Domestically Controlled Qualified Investment Entity” shall mean a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, and any comparable successor provision.]1

“Excess Common Stock” shall mean shares of any Common Stock automatically transferred to the Special Trust pursuant to Section 4.5(c), while such Shares are held by the Special Trust.

“Excess Preferred Stock” shall mean shares of any series of Preferred Stock automatically transferred to the Special Trust pursuant to Section 4.5(c), while such Shares are held by the Special Trust.

[1] Note to Draft: TBD based on confirmation of anticipated shareholder composition.

“Excess Stock” means Excess Common Stock or Excess Preferred Stock.

“Existing Constructive Holder” shall mean any Person who (i) is the Constructive Owner of shares of Common Stock in excess of the Constructive Ownership Limit on the Limitation Date  (for the avoidance of doubt, taking into account any Transfers in connection with the Plan of Reorganization), so long as, but only so long as, such Person Constructively Owns shares of Common Stock in excess of the Constructive Ownership Limit, or (ii) is designated by the Board as an Existing Constructive Holder pursuant to the provisions of Section 4.5(j)(ii), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation and (y) Constructively Owns shares of Common Stock in excess of the Constructive Ownership Limit.

“Existing Constructive Holder Limit” shall mean, initially, the percentage of the outstanding Common Stock Constructively Owned by such Existing Constructive Holder on the Limitation Date, and after any adjustment pursuant to Section 4.5(j)(i), shall mean the percentage of the outstanding Common Stock as so adjusted.

“Existing Holder” shall mean any Person who is the Beneficial Owner of shares of Common Stock in excess of the Ownership Limit on the Limitation Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Stock in excess of the Ownership Limit.

“Existing Holder Limit” shall mean, initially, the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder on the Limitation Date (for the avoidance of doubt, taking into account any Transfers in connection with the Plan of Reorganization), and after any adjustment pursuant to Section 4.5(j)(i), shall mean the percentage of the outstanding Common Stock as so adjusted.

[“Foreign Ownership Limitation Period” shall mean the period commencing on the Limitation Date and ending on the first day on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a Domestically Controlled Qualified Investment Entity.]2

“Limitation Date” shall mean [_______].3

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board.

2 TBD
[3] Note to Draft: To be effective date of the Plan.

“Non-Transfer Event” shall mean any circumstance, event or change in circumstances other than a purported Transfer, including, without limitation, any redemption of any Shares.

“Ownership Limit” means 9.9% of the outstanding Shares of the Corporation.

“Ownership Limitation Termination Date” shall mean the first day after the date as of which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof; provided, however, that for the purposes of Sections 4.5, 4.6, and 4.7, the term Person shall not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Purported Record Holder” shall mean, with respect to any Non-Transfer Event which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 4.5(c), automatically Transferred to the Special Trust and designated as Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section 4.5(b).

“Real Property” shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Shareholders” shall mean holders of record of outstanding Shares.

“Shares” shall mean shares of Common Stock or Preferred Stock and shall include shares of Common Stock and Preferred Stock that become designated as Excess Common Stock or Excess Preferred Stock upon the automatic transfer of such shares to the Special Trust.

“Special Trust” shall mean the trust created pursuant to Section 4.7(a).

“Tenant” shall mean any Person that leases (or subleases) Real Property of the Corporation.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of Article IV only, the Corporation as trustee for the Special Trust, and any successor trustee appointed by the Corporation.

(b)Restrictions on Ownership and Transfer.

(i)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Stock, an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Person (other than in the case of Common Stock, an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

(ii)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

(iii)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such Shares.

(iv)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Constructive Holder Constructively Owning Shares in excess of the applicable Existing Constructive Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Existing Constructive Holder in excess of the applicable Existing Constructive Holder Limit; and such Existing Constructive Holder shall acquire no rights to such Shares.

(v)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such Constructive Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

(vi)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(vii)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(viii)[During the Foreign Ownership Limitation Period, any Transfer that, if effective, would result in the Corporation failing to qualify as a Domestically Controlled Qualified Investment Entity shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to fail to qualify as a Domestically Controlled Qualified Investment Entity; and the intended transferee shall acquire no rights in such Shares.]4

(c)Excess Stock Designation.

(i)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Stock, an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(ii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

4 TBD

(iii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iv)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Constructive Holder would Constructively Own Shares in excess of the applicable Existing Constructive Holder Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Existing Constructive Holder Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(v)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer or Non-Transfer Event which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (x) in the case of a Transfer, the smallest number of Shares (rounded up to the nearest whole Share) being Transferred which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from becoming “closely held” within the meaning of Section 856(h) of the Code, or (y) in the case of a Non-Transfer Event, the smallest number of Shares (rounded up to the nearest whole Share) which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from becoming “closely held” within the meaning of Section 856(h) of the Code, shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer. With respect to a Non-Transfer Event, the Board of Directors may determine that the Shares designated Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(v), and to the extent not inconsistent therewith, on a pro rata basis.

(vi)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a Non-Transfer Event which would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code, then the smallest number of Shares which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from owning (including Constructively Owning) such an interest shall be automatically Transferred to the Special Trust and designated as Excess Stock; provided, that for this purpose, a Tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such Tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a Tenant of the Corporation. Such Excess Stock designation shall be effective as of the close of business on the business day prior to the date of the Non-Transfer Event (or, if later, the Limitation Date). Notwithstanding the foregoing, the Board of Directors may determine that the shares designated Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(vi), and to the extent not inconsistent therewith, on a pro rata basis.

(vii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Person’s Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the shares designated Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(vii), and to the extent not inconsistent therewith, on a pro rata basis.

(viii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Person (other than, in the case of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 4.5(j)(i), the smallest number of Shares Beneficially Owned by such Person which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(viii), and to the extent not inconsistent therewith, on a pro rata basis.

(ix) If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 4.5(j)(i), the smallest number of shares of Common Stock Beneficially Owned by such Existing Holder which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Existing Holder’s Beneficial Ownership of shares of Common Stock not being in excess of the such Existing

Holder Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(ix), and to the extent not inconsistent therewith, on a pro rata basis.

(x)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Existing Constructive Holder Constructively Owning shares of Common Stock in excess of the applicable Existing Constructive Holder Limit, then, except as provided in Section 4.5(j)(i), the smallest number of shares of Common Stock Constructively Owned by such Existing Constructive Holder which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Existing Constructive Holder’s Constructive Ownership of shares of Common Stock not being in excess of such Existing Constructive Holder Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(x), and to the extent not inconsistent therewith, on a pro rata basis.

(xi)[If, notwithstanding the other provisions contained in this Article IV, at any time during the Foreign Ownership Limitation Period, there is a purported Transfer or Non-Transfer Event that would, if effective, result in the Corporation failing to qualify as a Domestically Controlled Qualified Investment Entity, then the smallest number of Shares owned or purported to be owned, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, by the purported transferee or affected holder which, if Transferred to the Special Trust and designated as Excess Stock, would not cause the Corporation to fail to qualify as a Domestically Controlled Qualified Investment Entity shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant Transfer or other event.]5

(d)Remedies For Breach.  If the Board or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.5(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 4.5(b), the Board or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers

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in violation of Sections 4.5(b)(ii) through 4.5(b)(v) or Section 4.5(b)(vii) shall automatically result in the Transfer to the Special Trust and designation described in Section 4.5(c), irrespective of any action (or non-action) by the Board.

(e)Notice of Ownership or Attempted Ownership in Violation of Section 4.5(b).  Any Person who is an Existing Holder or Existing Constructive Holder on the Limitation Date, any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in violation of Section 4.5(b), or any Person who owned Shares that were transferred to the Special Trust pursuant to the provisions of Section 4.5(c), shall immediately give written notice to the Corporation of such ownership and event, as applicable, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation’s status as a REIT [or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code)]6.

(f)Owners Required to Provide Information; Information Rights.

(i)From the Limitation Date and prior to the Ownership Limitation Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code, including any information requested in good faith in connection with the requirements of Section 1.857-8 of the Treasury Regulations; and

(ii)the Corporation shall timely provide an Existing Constructive Holder with any information reasonably available to the Corporation (including information that the Corporation is entitled to request pursuant to Section 4.5(f)(i) hereof) that such Existing Constructive Holder reasonably requests in good faith in connection with determining the Corporation’s ownership of any Tenant pursuant to Section 856(d)(2)(B) of the Code.

(g)Remedies Not Limited.  Nothing contained in this Article IV shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation’s status as a REIT [or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code)]7.

(h)Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section 4.5(a) and any ambiguity with respect to which Shares are to be Transferred to the Special Trust and designated as Excess Stock

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in a given situation, the Board shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

(i)Modifications of Ownership Limit.  Subject to the limitations provided in Section 4.5(j), the Board may from time to time increase an Existing Holder Limit or Existing Constructive Holder Limit. Prior to the modifications of any Existing Holder Limit or Existing Constructive Holder Limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(j)Exceptions.

(i)The Board, with a ruling from the Internal Revenue Service or an opinion of counsel, in each case to the effect that the restrictions contained in Section 4.5(b) will not be violated, or upon such other grounds as it deems satisfactory, and with such affidavits, undertakings or agreements as the Board may deem necessary, may exempt a Person from the Ownership Limit or an Existing Holder Limit, as applicable, if the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that the restrictions contained in Sections 4.5(b)(ii), 4.5(b)(iii), 4.5(b)(vi) and 4.5(b)(vii) will not be violated; and such Person acknowledges and agrees that any violation or attempted violation will result in, to the extent necessary, the Transfer of Shares held by such Person to the Special Trust and designation of such Shares as Excess Stock in accordance with Section 4.5(c).

(ii)The Board, with a ruling from the Internal Revenue Service or an opinion of counsel, in each case to the effect that the restrictions contained in Section 4.5(b) will not be violated, or upon such other grounds as it deems satisfactory, and with such affidavits, undertakings or agreements as the Board may deem necessary, may designate a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the Transfer of Shares held by such Person in excess of the Constructive Ownership Limit to the Special Trust and designation as Excess Stock in accordance with Section 4.5(c) (as though the phrase “other than an Existing Constructive Holder” did not appear therein).

Section 4.6Legend.

(a)Each Certificate for Common Stock shall bear (or, if not certificated, shall be deemed to bear pursuant to a notation in the electronic records of the Corporation’s transfer agent and registrar evidencing the existence of any uncertificated shares of Common Stock) substantially the following legend:

“The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) [and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code]8. No Person may Beneficially Own Shares in excess of 9.9% (or such greater percentage as may be determined by the Board) of the outstanding Shares (unless such Person is an Existing Holder) and no Person may Constructively Own Shares in excess of 9.9% of the outstanding Shares (unless such person is an Existing Constructive Holder), nor may any Person Beneficially Own Shares that would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution). In addition, no Person may Constructively Own Shares that would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code. [In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, Shares to the extent that such ownership of such Shares would cause the Corporation to fail to qualify as a domestically controlled qualified investment entity.]9 Any acquisition of Shares and continued holding of Shares constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically Transferred to the Special Trust and designated as Excess Stock which will be held in trust by the Corporation.”

(b)Each certificate for Preferred Stock shall bear (or, if not certificated, shall be deemed to bear pursuant to a notation in the electronic records of the Corporation’s transfer agent and registrar evidencing the existence of any uncertificated shares of Preferred Stock) substantially the following legend:

“The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) [and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code]10. No

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Person may Beneficially Own Shares in excess of 9.9% (or such greater percentage as may be determined by the Board) of the outstanding Shares (unless such Person is an Existing Holder) and no Person may Constructively Own Shares in excess of 9.9% of the outstanding Shares (unless such person is an Existing Constructive Holder), nor may any Person Beneficially Own Shares that would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution). In addition, no Person may Constructively Own Shares that would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code. [In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, Shares to the extent that such ownership of such Shares would cause the Corporation to fail to qualify as a domestically controlled qualified investment entity.]11 Any acquisition of Shares and continued holding of Shares constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically Transferred to the Special Trust and designated as Excess Stock which will be held in trust by the Corporation.”

Section 4.7Excess Stock.

(a)Ownership in Trust.  Upon any purported Transfer or Non-Transfer Event that results in a Transfer of Shares to the Special Trust and designation as Excess Stock pursuant to Section 4.5(c), such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Special Trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 4.7(c). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 4.7(c). Where a Transfer or Non-Transfer Event results in a Transfer to the Special Trust of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.

(b)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Special Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Purported Record Transferee or Purported Record Holder prior to the discovery by the Corporation that the Shares have been transferred to the Trustee shall be paid

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with respect to such Shares by such Person to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee or Purported Record Holder shall have no voting rights with respect to Shares held in the Special Trust and, subject to the DGCL, effective as of the date that the Shares have been transferred to the Trustee, (i) the Trustee shall have the authority (at the Trustee’s sole discretion) (x) to rescind as void any vote cast by any such Person prior to the discovery by the Corporation that the Shares have been transferred to the Trustee and (y) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary and (ii) the Purported Record Holder shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer that results in the Transfer to the Special Trust and designation as Excess Stock, an irrevocable proxy to the Trustee to vote the Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires; provided, however, that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that Shares have been Transferred into a Special Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(c)Sale or Other Disposition of Shares Held by Trustee. Within twenty (20) days after receiving notice from the Corporation that Shares have been transferred to the Special Trust, the Trustee of the Special Trust shall sell the Shares held in the Special Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in this Article IV and such Shares shall no longer be designated as Excess Stock. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder and to the Charitable Beneficiary. The Purported Record Transferee or Purported Record Holder shall receive the lesser of (i) the price paid by such Person for the Shares or, if such Person did not give value for the Shares in connection with the event causing the Shares to be held in the Special Trust (e.g., in the case of a gift, devise or other such transaction or a Non-Transfer Event), the Market Price of the Shares on the day of the event causing the Shares to be held in the Special Trust and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Special Trust. The Trustee may reduce the amount payable to the Purported Record Transferee or Purported Record Holder by the amount of dividends and distributions paid to such Person and owed by such Person to the Trustee pursuant to Section 4.7(b). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee or Purported Record Holder shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Trustee, such Shares are sold by a Purported Record Transferee or Purported Record Holder then (a) such Shares shall be deemed to have been sold on behalf of the Special Trust and (b) to the extent that such Person received an amount for such Shares that exceeds the amount that such Person was entitled to receive pursuant to this Section 4.7(c), such excess shall be paid to the Trustee upon demand.

(d)Purchase Right in Stock Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Special Trust (or, in the case of a gift, devise or other such transaction or Non-Transfer Event, the Market Price at the time of such gift, devise or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee or Purported Record Holder by the amount of dividends and distributions paid to such Person and owed to the Trustee pursuant to Section 4.7(b) and pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the Shares held in the Special Trust pursuant to Section 4.7(c). Upon such a sale to the Corporation or its designee, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(e)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Special Trust such that (i) the Shares held in the Special Trust would not violate the restrictions set forth in Section 4.5 in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before any Transfer of Shares to the Special Trust and designation as Excess Stock pursuant to Section 4.5(c) shall make such Transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 4.8New York Stock Exchange Transactions.  Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IV and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV.

Article V
RELATED PARTY TRANSACTIONS AND CORPORATE OPPORTUNITIES

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

Section 5.1Related Party Transactions.  No contract or other transaction of the Corporation with any other person, firm, corporation or other entity in which the Corporation has an interest shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation, individually or jointly with others, may be a party to or may be interested in any contract or transaction so long as the contract or other transaction is approved by the Board or a duly authorized committee thereof in accordance with the DGCL. Each person who may become a director or officer of the Corporation is hereby relieved, in his or her capacity as such, from any personal liability (solely to the extent arising from the fact that the matter was contracted for the benefit of such person or any such firm or corporation) that might otherwise arise by reason of his or her contracting with the Corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

Section 5.2Corporate Opportunities.

(a)In recognition and anticipation that (i) certain directors, principals, officers and employees and/or other representatives of stockholders of the Corporation and their respective Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) stockholders of the Corporation and their respective Affiliates and/or Related Funds (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”), including, for the avoidance of doubt, the Chairman of the Board if he or she is not otherwise an employee, consultant or officer of the Corporation, and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 5.2 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Corporation’s stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and the Corporation’s directors, officers and stockholders in connection therewith.

(b)None of (i) the stockholders of the Corporation or any of their Affiliates or Related Funds or (ii) any Non-Employee Director or his or her Affiliates (the Persons (as defined below) identified in clauses (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”; provided, however, that no employee, consultant or officer of the Corporation shall be an Identified Person) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages, engages in the future or proposes to engage, (y) making investments in any kind of property in which the Corporation makes or may make investments or (z) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 5.2(c). Subject to Section 5.2(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the

fullest extent permitted by the DGCL, shall not (I) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (II) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c)The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 5.2(b) shall not apply to any such corporate opportunity.

(d)In addition to and notwithstanding the foregoing provisions of this Section 5.2, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e)For purposes of this Certificate, “Affiliate” shall mean (x) in respect of stockholders of the Corporation, any Person that, directly or indirectly, is controlled by such stockholder, controls such stockholder or is under common control with such stockholder and shall include any principal, member, manager, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (y) in respect of a Non-Employee Director, such non-Employee Director’s employer or any Affiliate of such employer and any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (z) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

(f)For purposes of this Certificate, “Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person or by any Affiliate of such Person.

(g)To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 5.2.

Article VI
BOARD OF DIRECTORS

Section 6.1Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

Section 6.2Election and Term.

(a)The total number of directors constituting the Board shall be determined from time to time exclusively by resolution adopted by a majority of the Whole Board. The Board shall initially be comprised of seven (7) directors, the composition of which shall be determined pursuant to the Plan of Reorganization (including any supplements thereto). For purposes of this Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b)Subject to Section 6.5, each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, removal or incapacity.

(c)Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors need not be by written ballot.

Section 6.3Directorships and Vacancies.  Subject to Section 6.5, directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, incapacity or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, removal or incapacity.

Section 6.4Removal.  Subject to Section 6.5, any or all of the directors may be removed from office at any time, but only by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 6.5Preferred Stock – Directors.  Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation).

Article VII
BYLAWS

Section 7.1Actions With Respect to Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the directors at a meeting at which a quorum is present, but in any event not less than one third of the Whole Board, shall be required for the Board to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Article VIII
MEETINGS OF STOCKHOLDERS

Section 8.1No Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the Corporation’s stockholders.

Section 8.2Special Meetings.  Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Secretary of the Corporation upon the request of stockholders holding at least a majority of the outstanding shares of Common Stock, or the Board pursuant to a resolution adopted by a majority of the Board, in each case, in accordance with the procedures set forth in the Bylaws.

Section 8.3Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Article IX
LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 9.1Limitation of Director Liability.  To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Section 9.1, or the adoption of any other provision of this Certificate inconsistent with this Section 9.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 9.2Indemnification and Advancement of Expenses.

(a)To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment), the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The right to indemnification conferred by this Section 9.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)Any repeal or amendment of this Section 9.2 or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article X
AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 10.1Amendment of Certificate of Incorporation. Subject to Section 4.2, this Certificate may be amended, restated, amended and restated or otherwise modified only with (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or this Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

Article XI
SECTION 203

Section 11.1Section 203.  The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

Article XII
ENFORCEABILITY; SEVERABILITY; FORUM FOR ADJUDICATION OF DISPUTES

Section 12.1Enforceability; Severability.  Each provision of this Certificate shall be enforceable in accordance with its terms to the fullest extent permitted by law, but in case any one or more of the provisions contained in this Certificate shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Certificate, and this Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 12.2Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or Federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Section 12.3Stockholder Consent to Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 12.2 above is filed in a court other than a court located within the State of Delaware without the approval of the Board (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.2 above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation as of this [__] day of [__], 2021.

CBL & ASSOCIATES PROPERTIES, INC.

Name:
Title:

Exhibit B

Bylaws of Reorganized Company

DRAFT 7/17/2021

SUBJECT TO REVISION

FOURTH AMENDED AND RESTATED BYLAWS

OF

CBL & ASSOCIATES PROPERTIES, INC.,

A DELAWARE CORPORATION

(THE “CORPORATION”)

EFFECTIVE AS OF [•], 2021

1

FOURTH AMENDED AND RESTATED BYLAWS

OF

CBL & ASSOCIATES PROPERTIES, INC.

Article I
OFFICES

Section 1.1Registered Office.  The registered office of the Corporation within the State of Delaware shall be as set forth in the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.2Additional Offices.  The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

Article II
STOCKHOLDERS MEETINGS

Section 2.1Annual Meetings.  The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).  At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2Special Meetings.

(a)Except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board, (ii) the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined in Section 3.1) or (iii) the Board upon the delivery of a written request complying with Section 2.2(b) of these Bylaws to the Corporation by the holders of at least a majority of the outstanding shares of the common stock of the Corporation (“Common Stock”), in the aggregate (a “Stockholder-Requested Meeting”).  Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

(b)To be valid, a written request for a Stockholder-Requested Meeting must (i) be in writing, signed and dated by or on behalf of one or more stockholder(s) of record representing at least a majority of the outstanding shares of Common Stock, (ii) set forth the proposed date, time and place of the special meeting (which may not be earlier than sixty (60) days after the date

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the request is delivered (or ninety (90) days in the case of a Stockholder-Requested Meeting to elect directors)), provided, for the avoidance of doubt, that such proposed date, time and place of the special meeting shall not be binding on the Corporation or the Board, (iii) set forth a statement of the purpose or purposes of and the matters proposed to be acted on at the special meeting, (iv) include the information required by Section 2.7(a) or Section 3.2 of these Bylaws to be set forth in a stockholder’s notice for the proposal of business or nominations, as applicable, and (v) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation. If the Board determines that a stockholder request pursuant to Section 2.2(a)(iii) is valid, the Board will determine the time and place, if any, of a Stockholder-Requested Meeting, which time will be not less than thirty (30) days nor more than ninety (90) days after the receipt of such request (subject to any delay in the date for any such Stockholder-Requested Meeting which the Board determines is necessary in order to permit the solicitation of proxies for at least thirty (30) days following the filing of the Corporation’s definitive proxy solicitation materials in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) after the completion of any review and comment process pertaining to such materials initiated by the staff of the Securities and Exchange Commission (the “SEC”) in accordance with Regulation 14A), and will set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 9.2 hereof. Notwithstanding the foregoing, a Stockholder-Requested Meeting need not be held if (1) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (2) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting, (3) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at a meeting of the stockholders held not more than twelve (12) months before the special meeting request is delivered, (4) a Similar Item was presented at a meeting of the stockholders held not more than ninety (90) days before the special meeting request is delivered (and, for purposes of this clause (4), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) (5) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called by the time the special meeting request is delivered but not yet held or (6) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting unless specified in the Corporation’s notice of meeting.

Section 2.3Notices.  Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting.  Unless otherwise provided by applicable law or the Certificate of Incorporation, such notice shall be given by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting.  If

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said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto).  Any meeting of stockholders as to which notice has been given may be postponed or rescheduled, and any special meeting of stockholders as to which notice has been given may be cancelled, postponed or rescheduled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4Quorum.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  Whether or not a quorum is present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend.  The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  If a quorum is present at the original duly organized meeting, it is also present at an adjourned session of such meeting.

Section 2.5Voting of Shares.

(a)Voting Lists.  The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present.  If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.  The stock ledger shall be the only

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evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)Manner of Voting.  At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy.  If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by Electronic Transmission (as defined in Section 9.3), provided that any such Electronic Transmission must either set forth or be submitted with information from which the Corporation can determine that the Electronic Transmission was authorized by the stockholder or proxyholder.  The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted.  A stockholder may authorize another person or persons to act for such stockholder as proxy in the manner(s) provided in Section 212(c) of the General Corporation Law of the State of Delaware (the “DGCL”).

(d)Required Vote.  The election of directors shall be determined in the manner set forth in Section 3.1(d) of these Bylaws. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)Inspectors of Election.  The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof.  The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspectors of election or alternates have been appointed, or if all inspectors of election or alternates appointed by the Board are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law. In determining the validity and counting of proxies and ballots at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.

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Section 2.6Adjournments.  Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.3, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7Advance Notice for Business.

(a)Annual Meetings of Stockholders.  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on each of the date of the giving of the notice provided for in this Section 2.7(a), the record date for the determination of stockholders entitled to vote at such meeting and on the date of such meeting, (y) who is entitled to vote at such annual meeting and (z) who complies with the notice procedures set forth in this Section 2.7(a).  Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders and, for the avoidance of doubt, shall be applicable to proposals contained in the proxy statements prepared and furnished by or on behalf of any stockholder.  Stockholders seeking to nominate persons for election to the Board must comply with Section 3.2, and this Section 2.7 shall not be applicable to nominations.

(i)In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action.  Subject to Section 2.7(a)(iv), to be timely, a stockholder’s notice to the Secretary with respect to such business must (x) comply with the provisions of this Section 2.7(a)(i) and (y) be timely updated by the times and in the manner required by the provisions of Section 2.7(a)(iii).  A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the 120th day before the anniversary date of the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for

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a date that is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date or if no annual meeting occurred in the immediately preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth (A) as to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (F) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.7 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general

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or limited partnership or limited liability company or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or is the manager or managing member of or directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity (I) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding share of capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies in connection with the proposal, (N) such stockholder’s representation as to the accuracy of the information set forth in the notice to the best of its knowledge and (O) any other information reasonably requested by the Corporation.

(iii)A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7(a) shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five (5) business days after such record date and (y) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(iv)The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of

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the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business.  If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting.  Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(v)In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.7(a) and compliance with this Section 2.7(a) shall be the exclusive means for a stockholder to submit business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision).  Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the notice of such special meeting.  The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.2.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)Definitions.  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and “Stockholder Associated Person” shall mean for any stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

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Section 2.8Conduct of Meetings.  The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, such other person as shall be appointed by the Board.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock of the Corporation (“Preferred Stock”) to elect additional directors under specific circumstances, any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the Corporation’s stockholders.

Article III
DIRECTORS

Section 3.1Powers; Term; Procedure for Election.

(a)The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

(b)The number of directors constituting the Board shall be as set forth in the Certificate of Incorporation or shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.  For purposes of these Bylaws, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

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(c)Directors need not be stockholders or residents of the State of Delaware.  The term of office of each director will be as set forth in the Certificate of Incorporation.

(d)Election of Directors at all meetings of the stockholders of the Corporation at which directors are to be elected shall be by written ballot and shall be by a plurality vote of all votes cast at such meeting by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, subject to the rights of the holders of one or more series of Preferred Stock of the Corporation, as set forth in any Preferred Stock Designation (as defined in Article IV of the Certificate of Incorporation) to elect additional directors under specified circumstances and in the manner set forth in any such Preferred Stock Designation.

Section 3.2Advance Notice for Nomination of Directors.

(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the stockholders of the Corporation, except as may be otherwise provided by (x) the Certificate of Incorporation or (y) the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors.  Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board (or, in the case of a special meeting, by the stockholders pursuant to Section 2.2) or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on each of the date of the giving of the notice provided for in this Section 3.2, the record date for the determination of stockholders entitled to vote at such meeting and the date of such meeting, (y) who is entitled to vote in the election of directors at such meeting and (z) who complies with the notice procedures set forth in this Section 3.2 provided, in the case of a special meeting, that the Board (or the stockholders pursuant to Section 2.2) has determined that directors shall be elected at such special meeting). For the avoidance of doubt, the provisions of this Section 3.2 shall be applicable to any director nominations contained in proxy statements prepared and furnished by or on behalf of any stockholder.

(b)In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.  To be timely, a stockholder’s notice to the Secretary must (x) comply with the provisions of this Section 3.2(b) and (y) be timely updated by the times and in the manner required by the provisions of Section 3.2(e).  A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred twentieth (120th) day before the anniversary date of the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days after such anniversary date or if no annual meeting occurred in the immediately preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation;

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and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Corporation.  The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c)Notwithstanding anything in paragraph (b) to the contrary, if the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person (present and for the past 5 years), (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by the person, (D) any Derivative Instrument directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) a written questionnaire with respect to the background and qualification of such person (in the form to be provided by the Secretary within 5 business days of a written request by a stockholder of record) and (G) a written representation (email being sufficient) that such person (w) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (x) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (y) accepts his or her nomination by the nominating stockholder or beneficial owner, consents to being named in the Corporation’s

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proxy statement as such nominee and, if elected as a director of the Corporation, intends to serve for a full term and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board; and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation that are owned of record or directly or indirectly owned beneficially by such Stockholder and any Stockholder Associated Person, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 3.2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member of or directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (I) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee or any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, (J) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral)

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during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended, if such stockholder and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies or votes for the election of the proposed nominee and (N) any other information reasonably requested by the Corporation.

(e)A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five (5) business days after such record date and (y) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).  In addition, at the request of the Board, a proposed nominee shall furnish to the Secretary of the Corporation within ten (10) days after receipt of such request such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, including any information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and if such information is not furnished within such time period, the notice of such director’s nomination shall not be considered to have been timely given for purposes of this Section 3.2.

(f)Except as otherwise provided by the Certificate of Incorporation or the terms of one or more series of Preferred Stock with respect to the rights of one or more series of Preferred Stock to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.2. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be

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disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(g)In addition to the provisions of this Section 3.2, a stockholder providing notice of a director nomination shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3.2 and compliance with this Section 3.2 shall be the exclusive means for a stockholder to make nominations.

(h)Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to nominate and elect directors pursuant to the Certificate of Incorporation or the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.

Section 3.3Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4Appointment of Directors; Vacancies.  Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, incapacity or other cause shall be filled in accordance with the Certificate of Incorporation.

Section 3.5Removal of Directors.  Any director or the entire Board may be removed from office, with or without cause as set forth in the Certificate of Incorporation.

Article IV
BOARD MEETINGS

Section 4.1Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b).  No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2Regular Meetings.  Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board, such determination by the Board to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination,

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such meetings shall be held, upon notice to each director in accordance with Section 9.3, at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b).

Section 4.3Special Meetings.  Special meetings of the Board (a) may be called by the Chairman of the Board or Chief Executive Officer and (b) shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b).  Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of Electronic Transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail.  If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting.  Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.  Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.  A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4Quorum; Required Vote.  A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, in each case except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws.  If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5Consent In Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6Organization.  The Board shall elect a Chairman of the Board from among the directors by resolution passed by a majority of the Board. The chairman of each meeting

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of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected from the directors present.  The Secretary shall act as secretary of all meetings of the Board.  In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting.  In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article V
COMMITTEES OF DIRECTORS

Section 5.1Establishment.  The Board may by resolution passed by the Whole Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2Available Powers.  Any committee established pursuant to Section 5.1 hereof, to the extent provided in the resolution of the Board establishing such committee and not inconsistent with applicable law, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4Procedures.  Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee, provided, that such committee may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b).  At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

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Article VI
OFFICERS

Section 6.1Officers.  The officers of the Corporation elected by the Board may include a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents and Assistant Secretaries) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board or any committee thereof.  The Chief Executive Officer or the President may also appoint such other officers (including without limitation one or more Vice Presidents) as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or the President, as may be prescribed by the appointing officer.

(a)Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board.

(b)President.  The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board and shall have such powers and duties as the Board or the Chief Executive Officer may assign to the President.

(c)Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the Corporation.  The Chief Financial Officer shall report to the Chief Executive Officer and shall counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board may from time to time determine.   .

(d)Vice Presidents.  In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President.  Any one or more of the Vice Presidents may be given an additional designation of rank or function.  Specifically, Vice Presidents may include Executive Vice Presidents and Senior Vice Presidents.

(e)Secretary.

(i)The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President.  The Secretary shall have custody of the corporate seal of the

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Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(iii)The Secretary may designate one (1) or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be assigned to them by the Board, the Chief Executive Officer, the President or the Secretary.

(f)Assistant Secretaries.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)Treasurer.  The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).  The Treasurer may designate one (1) or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board, the President or the Treasurer.

Section 6.2Term of Office; Removal; Vacancies.  The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation, retirement, disqualification, incapacity or removal from office.  Any officer may be removed, with or without cause, at any time by the Board.  Any officer appointed by the Chief Executive Officer or the President may also be removed, with or without cause, by the Chief Executive Officer or the President, as the case may be, unless the Board otherwise provides.  Any vacancy occurring in any elected office of the Corporation may be filled by the Board.  Any vacancy occurring in any office appointed by the Chief Executive Officer or the President may be filled by the Chief Executive Officer or the President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3Other Officers.  The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

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Section 6.4Multiple Officeholders; Stockholder and Director Officers.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.  Officers need not be stockholders or residents of the State of Delaware.

Article VII
SHARES

Section 7.1Certificated and Uncertificated Shares.  The shares of the Corporation shall be uncertificated, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates.

Section 7.2Multiple Classes of Stock.  The Corporation shall, by resolution of the Board, be authorized to issue, from time to time, one or more classes or series of stock and, with respect to each such class or series, to fix the terms thereof.  If the Corporation issues more than one class of stock of the Corporation or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3Signatures.  Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4Lost, Destroyed or Wrongfully Taken Certificates.

(a)If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or shall issue such shares in uncertificated form if the owner: (i) requests such a new certificate or the issuance of uncertificated shares before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser (as such

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term is defined in Section 8-303 of the Uniform Commercial Code as adopted by the State of Delaware); (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.5Transfer of Stock.  If a certificate representing shares of the Corporation is presented to the Corporation with a stock power or other endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)the Corporation has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Corporation may request; and

(iv)such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

Section 7.6Registered Stockholders.  Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

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Section 7.7Regulations.  The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares.  The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Article VIII
INDEMNIFICATION

Section 8.1Right to Indemnification.

(a)Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL or other applicable statutes of the State of Delaware, as amended from time to time, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(b)The entitlement of the Covered Person to indemnification hereunder shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Covered Person, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Covered Person. For purposes of this Section 8.1(b), a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board (the “incumbent board”) cease for any reason to constitute at least a majority

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of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Section 8.2Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim to the fullest extent permitted by law.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit.  In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL, and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit.  In any suit brought by the Covered Person to enforce a right to

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indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4Non-Exclusivity of Rights.  The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another entity, trust or other enterprise who is or was serving at the request of the Corporation as an officer, director, employee or other agent of another enterprise, in each case, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6Indemnification of Other Persons.  This Article VIII shall not limit the right of the Corporation to the extent and in the manner permitted by law to indemnify and to advance expenses to persons other than Covered Persons.  Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee (who is not a Covered Person) or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7Amendments.  Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8Certain Definitions.  For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

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Section 8.9Contract Rights.  The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation, or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity (including service with respect to an employee benefit plan) at the request of the Corporation (as applicable), (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation (or who has ceased to be an employee of the Corporation who served in any capacity with another entity that entitles such Covered Person to rights pursuant to this Article VIII, as applicable) and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article IX
MISCELLANEOUS

Section 9.1Place of Meetings.  If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2Fixing Record Dates.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a

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meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days nor less than 10 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3Means of Giving Notice.

(a)Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of Electronic Transmission, or (iii) by oral notice given personally or by telephone.  A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (F) if sent by any other form of Electronic Transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)Notice to Stockholders.  Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of email or other form of Electronic Transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL.  A notice to a stockholder shall be deemed given as follows:  (A) if given by hand delivery, when actually received by the stockholder, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon

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prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, or (D) if given by email or other form of Electronic Transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (I) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (II) if by electronic mail, when directed to an electronic mail address, (III) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (IV) if by any other form of Electronic Transmission, when directed to the stockholder.  A stockholder may revoke such stockholder’s consent to receiving notice by means of Electronic Transmission by giving written notice to the Corporation that such stockholder objects to receiving notice by email or revoking consent to receiving notice by other form of Electronic Transmission.  Any such consent shall be deemed revoked if (x) the Corporation is unable to deliver by Electronic Transmission two consecutive notices given by the Corporation in accordance with such consent and (y) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)Electronic Transmission.  “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication or electronic mail.

Section 9.4Waiver of Notice.  Whenever any notice is required to be given under applicable law, the Certificate of Incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by Electronic Transmission by the person entitled to said notice, shall be deemed equivalent to such required notice.  All such waivers shall be kept with the books of the Corporation.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5Meeting Attendance via Remote Communication Equipment.

(a)Stockholder Meetings.  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i)participate in a meeting of stockholders; and

(ii)be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a

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reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)Board Meetings.  Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in a meeting shall constitute presence in person at the meeting.

Section 9.6Dividends.  The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize.  Such authority may be general or confined to specific instances as the Board may determine.  The Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation.  Subject to any restrictions imposed by the Board, the Chief Executive Officer, the President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.8Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board; provided that, until such time, if any, as the Corporation determines to discontinue its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended, the fiscal year of the Corporation shall be a calendar year.

Section 9.9Seal.  The Board may adopt a corporate seal, which shall be in such form as the Board determines.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.10Books and Records.  The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.  Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided,

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however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the DGCL.

Section 9.11Resignation.  Any director, committee member or officer may resign by giving notice thereof in writing or by Electronic Transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.12Surety Bonds.  Such officers, employees and agents of the Corporation (if any) as the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification, incapacity or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer, the President or the Board may determine.  The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.13Securities of Other Corporations.  Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Legal Officer, any Vice President or the Secretary.  Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed.  The Board may from time to time confer like powers upon any other person or persons.

Section 9.14Amendments.  The Board shall have the power to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the Whole Board.  The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.15References to the DGCL.  References herein to a specific section or provision of the DGCL shall be deemed to include such statute as in effect on the date of these Bylaws and as the same may be amended from time to time, and shall include any successor thereto.

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Exhibit C

Amended and Restated Partnership Agreement of the Operating Partnership

DRAFT 7/17/2021

SUBJECT TO REVISION

___________________

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

___________________

Dated as of:  [●], 2021

___________________

Section 8.	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	29

8.1	Limitation of Liability	29
8.2	Management of Business	29
8.3	Outside Activities of Limited Partners	30
8.4	Return of Capital	30
8.5	Rights of Limited Partners Relating to the Partnership	30
8.6	Grant of Rights	31

Section 9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS	31

9.1	Records and Accounting	31
9.2	Fiscal Year	31
9.3	Reports	31

Section 10.	TAX MATTERS	31

10.1	Preparation of Tax Returns	31
10.2	Tax Elections	32
10.3	Tax Matters Partner	32
10.4	Withholding	34

Section 11.	TRANSFERS AND WITHDRAWALS	34

11.1	Transfer	34
11.2	Transfers of Partnership Interests of General Partner	35
11.3	Limited Partners’ Rights to Transfer	35
11.4	Substituted Limited Partners	36
11.5	Assignees	36
11.6	General Provisions	37

Section 12.	ADMISSION OF PARTNERS	38

12.1	Admission of Successor General Partner	38
12.2	Admission of Additional Limited Partners	38
12.3	Amendment of Agreement and Certificate of Limited Partnership	39

Section 13.	DISSOLUTION AND LIQUIDATION	39

13.1	Dissolution	39
13.2	Winding Up	40
13.3	Compliance with Timing Requirements of Regulations	40
13.4	Rights of Limited Partners	41
13.5	Notice of Dissolution	41
13.6	Cancellation of Certificate of Limited Partnership	41
13.7	Reasonable Time for Winding Up	41
13.8	Waiver of Partition	41
13.9	Liability of Liquidator	42

Section 14.	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS	42

14.1	Amendments	42
14.2	Meetings of the Partners	42

Section 15.	[ARBITRATION OF DISPUTES	43
15.1	Arbitration	43

Section 16.	GENERAL PROVISIONS	43

16.1	Notices	43
16.2	Headings	44
16.3	Pronouns and Plurals	44
16.4	Further Action	44
16.5	Successor	44
16.6	Creditors; Other Third Parties	44
16.7	Waiver	44
16.8	Counterparts	44
16.9	Applicable Law	44
16.10	Severability	44
16.11	Power of Attorney	44
16.12	Entire Understanding; Etc	45
16.13	No Rights as Shareholders	46
16.14	Limitation to Preserve REIT Status	46

EXHIBIT A
PARTNERS AND PARTNERSHIP INTERESTS

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE

EXHIBIT C
SPECIAL ALLOCATION RULES

EXHIBIT D
RIGHTS TERMS

FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

THIS FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CBL & Associates Limited Partnership dated as of [●], 2021 (the “Effective Date”), is entered into by and among (a) CBL Holdings I, Inc., a Delaware corporation (defined herein as the “General Partner”), as the sole general partner of the Partnership, and (b) those certain Persons identified on Exhibit A hereto as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, CBL & Associates Limited Partnership (the “Partnership”) was formed by that certain Agreement of Limited Partnership dated October 29, 1993, as amended and restated in its entirety by that certain Amended and Restated Agreement of Limited Partnership dated November 3, 1993, and further amended by that certain Modification No. One to the Amended and Restated Agreement of Limited Partnership dated March 31, 1997 and by that certain Modification No. Two to the Amended and Restated Agreement of Limited Partnership dated February 19, 1998, (together, the “First Restated Agreement”); and

WHEREAS, the First Restated Agreement was amended in its entirety and the parties entered into the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 30, 1998, which was then amended by the First Amendment dated January 31, 2001, the Second Amendment dated February 15, 2002, the Third Amendment dated July 28, 2004 and the Fourth Amendment dated June 1, 2005 (all of the foregoing constituting and being herein referred to as the “Second Restated Agreement”); and

WHEREAS, the General Partner determined to amend the Second Restated Agreement in its entirety and the General Partner amended and restated the Second Restated Agreement by entering into the Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005 (the “Third Restated Agreement”); and

WHEREAS, the Third Restated Agreement was amended by that certain First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated November 16, 2005; and

WHEREAS, the General Partner determined to amend the Third Restated Agreement in its entirety and the General Partner amended and restated the Third Restated Agreement by entering into the Fourth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated November 2, 2010 (the “Fourth Restated Agreement”); and

WHEREAS, on November 1, 2020, the Company and certain of its affiliates including the Partnership (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”); and

WHEREAS, the General Partner has determined to amend and restate the Fourth Restated Agreement in accordance with the Amended Joint Chapter 11 Plan of the Debtors confirmed by order, dated [•], 2021, of the Bankruptcy Court, jointly administered under the caption “In re: CBL & ASSOCIATES PROPERTIES, INC., et al.”, Case No. 20-35226 (DRJ) (the “Chapter 11 Plan”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends and restates the Fourth Restated Agreement in its entirety as follows:

Section 1.	DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt.  Subject to Exhibit B hereto, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

“Accountants” shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereto.

“Affiliate” means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (c) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above.  For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (a) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Audited Financial Statements” shall mean financial statements (balance sheet, statement of income, statement of partners’ equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor’s report containing an opinion thereon.

“Bankruptcy” with respect to any Person shall be deemed to have occurred when (a) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Person is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (c) the Person executes and delivers a general assignment for the benefit of the Person’s creditors, (d) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (b) above, (e) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Person’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereto.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereto, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Delaware Secretary of State on July 16, 1993, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

“Certificate of Incorporation” means the Certificate of Incorporation or other similar organizational document governing the Company, as amended, supplemented or restated from time to time.

“Closing Price” on any date shall mean the last sale price of the Common Stock on such date, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the relevant Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Partnership Unit” (also referred to as “Common Unit”) means any Partnership Unit that is not a Preference Unit nor included in any other class or series of Partnership Units established after the date hereof .

“Common Stock” means the shares of common stock, par value $[0.01] per share, of the Company.

“Company” means CBL & Associates Properties, Inc., a Delaware corporation that has elected to qualify as a REIT.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereto, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereto, but shall be deemed an Adjusted Property for such purposes.

“Conversion Factor” means, as of the date of this Agreement, 1.0; provided, however, that in the event that the Company (a) pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (b) subdivides or splits its outstanding Shares, or (c) combines or reverse splits its outstanding Shares into a smaller number of Shares, the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split.  Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision, split, combination or reverse split. Notwithstanding the foregoing, no adjustments to the Conversion Factor will be made to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Units, or effects any correlative split or reverse split in respect of the Partnership Units.

“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on and including such date (or if such date is not a Trading Day, ending on the immediately preceding Trading Day).

“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Value of the Partnership Interest” means, as of any date with respect to any class of Partnership Interests, (a) if the common shares of beneficial interest (or other comparable equity interests) of the Company are Publicly Traded (i) the total number of shares of beneficial interest (or other comparable equity interest) of the Company corresponding to such class of Partnership Interest issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date divided by (ii) the Percentage Interest of the Company in such class of Partnership Interests on such date, and (b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Date” has the meaning set forth in the preamble.

“Entity” means any general partnership, limited partnership, corporation, joint venture, limited liability company, trust, business trust, cooperative or association.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” has the meaning set forth in Schedule 1 to Exhibit D.

“General Partner” means CBL Holdings I, Inc., a Delaware corporation, or its successors as general partner of the Partnership.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partner’s interest in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A General Partnership Interest may be expressed as a number of Partnership Units.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers and sisters.

“Incapacity” or “Incapacitated” means, (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (d) as to any limited liability company which is a Partner, the dissolution and commencement of winding up of the limited liability company, (e) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (f) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (g) as to any Partner, the Bankruptcy of such Partner.

“Indemnitee” means (a) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of its status as (i) the General Partner, (ii) a Limited Partner or (iii) an officer of the Partnership (or any Subsidiary or other entity in which the Partnership owns an equity interest) or a trustee/director, officer or shareholder of the General Partner (or any Subsidiary or other entity in which the General Partner owns an equity interest (so long as the General Partner’s ownership of an interest in such entity is not prohibited by Section 7.5(a)) or for which the General Partner, acting on behalf of the Partnership, requests the trustee/director, officer or shareholder to serve as a director, officer, trustee or agent, including serving as a trustee of an employee benefit plan) and (b) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Limited Partner Subsidiary” means each wholly owned Subsidiary of the Company that is not a Subsidiary of the Partnership.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Losses” means any net capital loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including any Liquidating Transaction), including but not limited to net capital loss realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.4 of Exhibit B hereto.

“Liquidating Transaction” has the meaning set forth in Section 7.11(a) hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“Majority in Interest” means Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Exhibit B hereto.  If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereto, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.  If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereto, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of beneficial interest (or other comparable equity interest) of the Company, excluding grants under any Stock Incentive Plan, or (b) any Debt issued by the Company that provides any of the rights described in clause (a).

“Non-U.S. Person” means a “foreign person” as such term is used in Section 897(h)(4)(B) of the Code.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2 of Exhibit C hereto if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Partner” means the General Partner or a Limited Partner, and “Partners” means, collectively, the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” shall mean “partner nonrecourse debt minimum gain” as determined in accordance with Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means CBL & Associates Limited Partnership, the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto.

“Partnership Audit Rules” has the meaning set forth in Section 10.3(b) hereof.

“Partnership Interest” means a Limited Partnership Interest or the General Partnership Interest, as the context requires, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner either (a) for the making of any distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Company for a distribution or dividend to its shareholders of some or all of its portion of such distribution received by the General Partner if the shares of Common Stock are Publicly Traded, or (b) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, and includes Common Units and any other classes or series of Partnership Units (including Preference Units) established after the date hereof.  The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A hereto, as such Exhibit A may be amended and restated from time to time.  The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

“Partnership Year” means the fiscal year of the Partnership.

“Percentage Interest” means, as to a Partner holding a Partnership Interest of any class issued hereunder, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit A may be amended and restated from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests.  For such time or times as the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2(b) hereof.

“Person” means a natural person, partnership (whether general or limited), trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual, entity or any government or agency or political subdivision thereof, in each case, in its own or any representative capacity.

“Preference Units” means any Limited Partnership Interests of any class ranking senior (as to preferential distributions or redemption or voting rights) to the Common Units.

“Properties” or “Property” shall mean any real property in which the Partnership, directly or indirectly, holds or acquires ownership of a fee, mortgage or leasehold interest.

“Property Partnerships” shall mean and include any partnership or other entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

“Qualified REIT Subsidiary” means any Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning Section 856(i) of the Code.  Except as otherwise specifically provided herein, a Qualified REIT Subsidiary of the Company that holds as its only assets direct and/or indirect interests in the Partnership will not be treated as an entity separate from the Company.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Expenses” shall mean (a) costs and expenses relating to the formation and continuity of existence of the Company and the General Partner, including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the Company as a result of the Company’s failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the Company or such Persons, (b) costs and expenses relating to any offer or registration of securities by the Company (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (c) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Securities and Exchange Commission, (d) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission, and (e) all other operating or administrative costs of the Company incurred in the ordinary course of its business; provided, however, that any of the foregoing expenses that are determined by the Company to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated, subject to Section 7.4(e) hereof, as reimbursable expenses under Section 7.4(b) hereof rather than as “REIT Expenses”.

“REIT Requirements” has the meaning set forth in Section 5.1(a) hereof.

“REIT Payment” has the meaning set forth in Section 16.14 hereof.

“Rights” has the meaning set forth in Section 8.6 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of beneficial interest (or other comparable equity interest) of the Company, including the Common Stock. Shares may be issued in one or more classes or series in accordance with the terms of the Certificate of Incorporation. In the event that there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Common Units, the term “Shares” refers to common shares of beneficial interest (or other comparable equity interest) of the Company.

“Shares Amount” means a number of Shares equal to the product of the number of Partnership Units offered for exchange by an Exercising Partner times the Conversion Factor; provided, however, that in the event the Company issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.

“Stock Incentive Plan” means any share or stock incentive plan or similar compensation arrangement of the Company.

“Stock Option” means an option to purchase Shares granted under the Stock Incentive Plan.

“Stock Option Agreement” means the form of Stock Option Agreement to be used under the Stock Incentive Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or joint venture, or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Exhibit B hereto) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date, over (b) the fair market value of such property (as determined under Exhibit B hereto) as of such date.

Section 2.	ORGANIZATIONAL MATTERS

2.1Organization.  The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Fourth Restated Agreement.  The General Partner hereby amends and restates the Fourth Restated Agreement in its entirety.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

2.2Name.  The business of the Partnership shall be conducted under the name of “CBL & Associates Limited Partnership” or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name.

2.3Registered Office and Agent; Principal Office.  The Registered Agent of the Partnership shall be Corporation Service Company or such other Person as the General Partner may select in its sole discretion. The Registered Office of the Partnership shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 or such other location as the General Partner may select in its sole and absolute discretion. The location of the principal place of business of the Partnership shall be at the Office Building, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

2.4Term.  The term of the Partnership commenced on July 16, 1993, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until December 31, 2090 (as such date may be extended by the General Partner in its sole discretion), unless it is dissolved sooner pursuant to the provisions of Section 13 hereof or as otherwise provided by law.

Section 3.	PURPOSE

3.1Purpose and Business.  The purpose of the Partnership shall be: (i) to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of, deal with, foreclose upon or otherwise exercise all rights with respect to, any of the Properties and any other real, personal and intangible property of all kinds; (ii) to exercise all of the powers of a partner in Property Partnerships; (iii) to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; (iv) to engage in such other ancillary activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and (v) to otherwise engage in any enterprise, business or activity in which a limited partnership may engage or conduct under the Act.

3.2Powers.  The Partnership shall have all powers necessary or desirable to accomplish the purposes herein enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interest in Property Partnerships, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien or assignment and, directly or indirectly, to develop, acquire and construct additional Properties necessary or useful in connection with its business.

3.3Partnership Only for Purposes Specified.  The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 above.

Section 4.	CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS

4.1Capital Contributions of the Partners.

(a)Capital Contributions.  Prior to the effective date of this Agreement, the General Partner and the Limited Partners have made such capital contributions as maintained for a Partner pursuant to Exhibit B hereto on the books and records of the Partnership.  The Capital Accounts and the Carrying Values of the General Partner and the Limited Partners are determined pursuant to Section 1.4 of Exhibit B hereto.

(b)General Partnership Interest.  A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partnership Units and shall be the General Partnership Interest.  All other Partnership Units hereafter acquired and held by the General Partner, if any, shall be Limited Partnership Interests and shall be held by the General Partner in the capacity as a Limited Partner in the Partnership; provided, however, that to the extent any adjustments in the number of Partnership Units held by the General Partner that are necessary to ensure that the General Partner holds one percent (1%) of all outstanding Partnership Units pursuant to the immediately preceding sentence shall not be Limited Partner Interests.

(c)Capital Contributions By Merger.  To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as maintained pursuant to Exhibit B hereto.

(d)No Obligation to Make Additional Capital Contributions.  Except as provided in Sections 7.5 and 10.4 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise).  No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

4.2Issuances of Partnership Interests.

(a)General.  The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that, no such Partnership Units or other Partnership Interests shall be issued to the Company (or any Limited Partner Subsidiary)  unless either (x) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the Company having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2(a), or (y) the Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class or (z) the Partnership Interests are issued in connection with a transaction in which another person is merged, combined or consolidated with or into the Company (or any Limited Partner Subsidiary)  and in exchange for the transfer or contribution of all or substantially all of the assets of such other person by the Company (or the applicable Subsidiary) to the Partnership.  In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, 6.2 and 8.6 hereof) as it deems necessary to reflect the issuance of such additional Partnership Interests.

(b)Classes of Partnership Units.  From and after the Effective Date but subject to Section 4.2(a) above, the Partnership shall have one class of Partnership Units labeled “Common Partnership Units” or “Common Units” which shall be issued in such amounts and to such Persons as set forth on Exhibit A.  The General Partner may, in its sole and absolute discretion, issue to newly admitted Partners Common Units or Partnership Units of any other class established by the Partnership in accordance with Section 4.2(a) in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or any other assets or consideration; provided, however, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Common Unit unless the context clearly requires otherwise.

4.3No Preemptive Rights.  Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

4.4Other Contribution Provisions.  In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

4.5No Interest on Capital.  No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 5.	DISTRIBUTIONS

5.1Requirement and Characterization of Distributions.

(a)General.  The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion.  Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner has exchanged such Partnership Unit for a Share and the Company is entitled to receive a distribution for such quarter or shorter period with respect to such Partnership Unit.  Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Section 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.  For so long as the Company elects to qualify as a REIT, the Partnership shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Company as a REIT, to make distributions to the Partners in amounts such that the Company will receive amounts sufficient to enable the Company to pay shareholder dividends that will (i) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”) and (ii) avoid any federal income or excise tax liability for the Company.

(b)Method.  When, as and if declared by the General Partner, the Partnership will make distributions to the General Partner in any amount necessary to enable the Company to pay REIT Expenses, and thereafter:

(i)first, to holders of Preference Units, if any, in an amount equal to preferential distributions accumulated and unpaid on such Preference Units in accordance with their respective terms;

(ii)second, to holders of Common Units pro rata in proportion to their respective Percentage Interests;

Each holder of Partnership Interests that are entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).  Notwithstanding anything to the contrary contained herein but except for any distribution to the General Partner or the Company (or any Limited Partner Subsidiary) in amounts necessary to enable the Company to pay REIT Expenses, in no event shall any Partner receive a distribution with respect to any Common Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the

Preference Units, if any, all distributions payable with respect to such Preference Units through the last day of such quarter, in accordance with the instruments designating such Preference Units.

5.2Amounts Withheld.  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

5.3Distributions Upon Liquidation.  Upon liquidation of the Partnership, any liquidating proceeds shall be distributed to the Partners in accordance with Section 13.2 hereof.

5.4Revisions to Reflect Issuance of Additional Partnership Interests.  In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4 hereof, the General Partner shall make such revisions to this Section 5 as it deems necessary to reflect the issuance of such additional Partnership Interests.

Section 6.	ALLOCATIONS

6.1Allocations For Capital Account Purposes.  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a)General Allocations. The Net Income or Net Loss of the Partnership for each fiscal year or other applicable period (or if necessary individual items thereof) shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the special allocations set forth in Section 1 of Exhibit C hereto) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.1, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(b)Allocation of Nonrecourse Debt.  For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of the (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with any permissible method determined by the General Partner.

(c)Recapture Income. In accordance with Regulations Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income

(d)COD Income from Chapter 11 Plan. For the avoidance of doubt, any income from the discharge of indebtedness recognized by the Partnership in connection with the transactions contemplated by the Chapter 11 Plan pursuant to Regulations Section 1.61-12(a) shall be allocated among the Partners prior to such discharge in accordance with the Fourth Restated Agreement, as in effect prior to this Agreement, and applicable Tax law  (and so as to give economic effect, to the maximum extent possible, to the book down of the assets of the Partnership under applicable Treasury Regulations and the realignment of capital accounts as a result of the implementation of the Chapter 11 Plan).  For the purposes of this Section, “Tax law” shall mean the Code, the Regulations and any applicable and binding precedents, including, but not limited to, case law.

6.2Revisions to Allocations to Reflect Issuance of Additional Partnership Interests.  In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4 hereof, the General Partner shall make such revisions to this Section 6 as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto.

Section 7.	MANAGEMENT AND OPERATIONS OF BUSINESS

7.1Management.

(a)Powers of General Partner.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.6 and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it, on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(i)the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (as long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Company to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary or desirable for the conduct of the activities of the Partnership;

(ii)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion;

(iv)the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons, and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(v)the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

(vi)the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(vii)the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(viii)the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

(ix)the collection and receipt of revenues and income of the Partnership;

(x)the selection and dismissal of employees, if any, of the Partnership (including, without limitation, employees having titles, if any, such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(xi)the maintenance of such insurance for the benefit of the Partnership and the Partners;

(xii)the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

(xiii)the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiv)the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

(xv)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

(xvi)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(xvii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

(xviii)the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

(xix)the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Exchange Right under Section 8.6 hereof;

(xx)the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect exchanges, redemptions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(xxi)the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement, whether with or without Consent, the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership on the merger or consolidation (except as may be expressly prohibited under Section 14.1); and

(xxii)the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

(b)No Approval by Limited Partners.  Except as provided in Section 7.11 below, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c)Insurance.  At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

(d)Working Capital and Other Reserves.  At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

(e)No Obligations to Consider Tax Consequences of Limited Partners.  In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it.  The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided, however, that the General Partner has acted in good faith and not beyond its authority under this Agreement.

7.2Certificate of Limited Partnership.  The Partnership has caused the Certificate to be filed with the Secretary of State of Delaware.  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, territory or other jurisdiction in which the Partnership may elect to do business or own property.  Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, territory or other jurisdiction in which the Partnership may elect to do business or own property.

7.3Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.4Reimbursement of the General Partner.

(a)No Compensation.  Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Sections 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)Responsibility for Partnership Expenses.  The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations.  The General Partner or the Company (or any Limited Partner Subsidiary), as applicable, shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses the General Partner or the Company (or any Limited Partner Subsidiary)  incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership such as auditing expenses and filing fees); provided, however, that (i), the amount of any such reimbursement shall be reduced by (x) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5(a) below and (y) any amount derived by the General Partner from any investments permitted in Section 7.5(a) below and (ii) REIT Expenses shall not be treated as Partnership expenses for purposes of this Section 7.4(b).  The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership.  In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable.  Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3(b) hereof and as a result of indemnification pursuant to Section 7.7 below.  All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

(c)Partnership Interest Issuance Expenses.  The General Partner or the Company (or any Limited Partner Subsidiary), as applicable, shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, Debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Section 4 hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership, unless otherwise determined by the General Partner in its sole discretion in accordance with Section 7.4(b).

(d)Purchases of Shares by the Company.  In the event that the Company exercises its rights under the Certificate of Incorporation to purchase shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the Company, any employee share purchase plan adopted by the Company or any similar obligation or arrangement undertaken by the Company in the future, the purchase price paid by the Company for such Shares and any other expenses incurred by the Company in connection with such purchase shall be considered REIT Expenses, and the Partnership shall distribute cash to the Company to offset such expenses pursuant to Section 5.1, subject to the conditions that:   if such Shares subsequently are to be sold by the Company, the Company pays to the Partnership any proceeds received by the Company for such Shares (provided, however, that a transfer of Shares for Partnership Units pursuant to Section 8.6 hereof would not be considered a sale for such purposes); and  if such Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class (rounded to the nearest whole Partnership Unit) held by the Company equal to the product attained by multiplying the number of such Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

(e)Tax Treatment of Certain Reimbursements.  If and to the extent that any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, then such reimbursement shall be treated as a distribution pursuant to clause (i) of Section 5.1(b) hereof.

7.5Outside Activities of the General Partner.

(a)General.  Except as set forth in this Section 7.5(a), the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental to any of the foregoing.  The assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership, so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided, however, that the General Partner shall be permitted to hold (i) interests in entities, including Qualified REIT Subsidiaries, that hold no material assets; (ii) interests in Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that own only interests in the Partnership and/or interests in other Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that either hold no assets or hold only interests in the Partnership; (iii) assets and/or interests in entities, including Qualified REIT Subsidiaries, that hold assets which are incidental to the foregoing. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

(b)Repurchase of Shares.  In the event the Company exercises its rights under the Certificate of Incorporation to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the Company, any employee share purchase plan adopted by the Company or any similar obligation or arrangement undertaken by the Company in the future, and the Company does not resell said Shares within thirty (30) days after the purchase thereof as contemplated in Section 7.4(d)(i), then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Company times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the Company purchased such Shares.

(c)Forfeiture of Shares.  In the event the Partnership or the Company acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class equal to the number of Shares so acquired.

(d)Issuances of Shares.  The Company shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), other equity securities of the Company, or New Securities unless (i) the General Partner shall cause, pursuant to Section 4.2(a) hereof, the Partnership to issue Partnership Interests to the General Partner or the Company (or any Limited Partner Subsidiary), as applicable, or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, or New Securities, as the case may be, and (ii) the General Partner or the Company (or any Limited Partner Subsidiary), as applicable transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, or New Securities, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, or New Securities, as the case may be.  Without limiting the foregoing, the Company is expressly authorized to issue additional Shares, other equity securities, or New Securities, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2(a) hereof, to cause the Partnership to issue to the General Partner or the Company (or any Limited Partner Subsidiary), as applicable, corresponding Partnership Interests, as long as (i) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (ii) the General Partner or the Company (or any Limited Partner Subsidiary), as applicable, transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

(e)Stock Incentive Plan.  If at any time or from time to time, Stock Options granted in connection with the Company’s Stock Incentive Plan are exercised in accordance with the terms of a Stock Option Agreement:

(i)the Company shall, as soon as practicable after such exercise, contribute or cause to be contributed to the capital of the Partnership an amount equal to the exercise price paid to the Company by such exercising party in connection with the exercise of the Stock Option; and

(ii)the General Partner or the Company (or any Limited Partner Subsidiary), as applicable, shall be deemed to have contributed to the Partnership as Capital Contributions an amount equal to the Current Per Share Market Price (as of the trading date immediately preceding the date on which the purchase of the Shares by such exercising party is consummated) multiplied by the number of Shares delivered by the Company to such exercising party and the Partnership shall issue to the General Partner or the Company (or any Limited Partner Subsidiary), as applicable, a number of Common Units equal to such number of shares of Common Stock divided by the Conversion Factor.

7.6Transactions with Affiliates(a). The Partnership may lend or contribute funds to its subsidiaries or other Entities in which it has an equity investment, and such Entities may borrow funds from the Partnership, on terms and conditions established in the discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in other transactions and enter into contracts with an Affiliate of any Partner, which transactions and contracts are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties, provided, however, that the affirmative determination by the Company’s board of directors shall determine conclusively that a transaction or contract between the Partnership on the one hand and the General Partner or the Company (or any Limited Partner Subsidiary) on the other hand satisfies such requirement.

7.7Indemnification.

(a)General.  To the maximum extent permitted by applicable law at the time, the Partnership, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify each Indemnitee from and against any and all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement

Income Security Act of 1974, as amended, and penalties and amounts paid in settlement) reasonably incurred or suffered by the Indemnitee and relating to the Partnership or the General Partner or the formation or the current (and, in the case of the General Partner’s right to indemnification from the Partnership, prior) operations of, or the current (and, in the case of the General Partner’s right to indemnification from the Partnership, prior) ownership of property by, either of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  The obligations of the Partnership under this Section 7.7 shall include reimbursement of the General Partner for any indemnification or advance of expenses by the General Partner pursuant to the DGCL, or its Bylaws.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligations for any indebtedness or other obligations or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to).  The General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements not inconsistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a).  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

(b)Advancement of Expenses.  Reasonable expenses expected to be incurred by an Indemnitee (including, without limitation, attorneys’ fees) shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee, in the case of any trustee/director or officer who is an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)No Limitation of Rights.  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

(d)Insurance.  The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement or the DGCL.

(e)Benefit Plan Fiduciary.  For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be related to the Partnership.

(f)No Personal Liability for Limited Partners.  In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

(g)Interested Transactions.  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)Benefit.  The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)Indemnification Payments Not Distributions.  If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

7.8Liability of the General Partner.

(a)General.  Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

(b)No Obligation to Consider Separate Interests of Limited Partners or Shareholders.  The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees or to such shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided, however, that the General Partner has acted in good faith.

(c)Actions of Agents.  Subject to its obligations and duties as General Partner set forth in Section 7.1(a) above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The

General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(d)Effect of Amendment.  Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9Other Matters Concerning the General Partner.

(a)Reliance on Documents.  The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)Reliance on Advisors.  The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)Action Through Agents.  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

(d)Actions to Maintain REIT Status or Avoid Taxation of the Company.  Notwithstanding any other provisions of this Agreement (other than the limitations on the General Partner’s authority set forth in Sections 7.5, 7.6, and 7.11) or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to satisfy the REIT Requirements or (ii) to allow the Company to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.10Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement (other than the limitations on the General Partner’s authority set forth in Sections 7.5, 7.6, and 7.11), any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.11Restrictions on General Partner’s Authority.

(a)The General Partner may not, directly or indirectly, cause the Partnership to take any action requiring Consent under this Agreement without first obtaining such Consent.

(b)Nothing herein shall be deemed to require that the Partnership or the General Partner take any action to avoid or prevent an involuntary disposition of any property, whether pursuant to foreclosure of a mortgage secured by such property or otherwise, including pursuant to a deed in lieu of foreclosure or a proceeding in connection with a Bankruptcy.

(c)Nothing herein shall prevent the sale, exchange, transfer or other disposition of any property pursuant to the dissolution and liquidation of the Partnership in accordance with Section 13 hereof (other than Section 13.1(e)).

(d)Except as specifically provided in this Agreement, the Limited Partners shall have no right to vote on any matter concerning the business and affairs of the Partnership, including, without limitation, any decisions regarding the merger of the Partnership or the sale, exchange, lease, mortgage or pledge or other transfer of, or the granting of a security interest in, all or substantially all of the assets of the Partnership and the incurrence of indebtedness by the Partnership, whether or not in the ordinary course of the Partnership’s business.

7.12Loans by Third Parties.  The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate; provided, however, that the Partnership shall not incur any Debt that is recourse to the General Partner unless, and then only to the extent that, the General Partner has expressly agreed.

Section 8.	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

8.2Management of Business.  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

8.3Outside Activities of Limited Partners.  Subject to Section 7.5 hereof, and subject to any agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner or the Company (or any Limited Partner Subsidiary)) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership.  Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  None of the Limited Partners (other than the Company or any Limited Partner Subsidiary) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.4Return of Capital.  Except pursuant to the right of redemption or exchange set forth in Section 8.6 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.  No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2(a) hereof) or, except to the extent provided by Exhibit C hereto or as permitted by Sections 4.2(a), 5.1(b)(I) hereof or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

8.5Rights of Limited Partners Relating to the Partnership(a).

(a)General.  In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(i)to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company and General Partner, as applicable, pursuant to the Exchange Act;

(ii)to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(iii)to obtain a current list of the name and last known business, resident or mailing address of each Partner; and

(iv)to obtain a copy of this Agreement and the Certificate and all amendments thereto.

(b)Notice of Conversion Factor.  The Partnership shall notify each Limited Partner upon reasonable request of the then current Conversion Factor and any changes that have been made thereto.

(c)Confidentiality.  Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General

Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

8.6Grant of Rights. The Partnership does hereby grant to each Limited Partner, and each of the Limited Partners does hereby accept, the right, but not the obligation (hereinafter referred to as the “Rights”), to require the Company and the General Partner to exchange part or all of the Limited Partner’s Common Units for shares of Common Stock or their cash equivalent, at the Partnership’s election, at any time or from time to time, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto.  The Rights granted hereunder may be exercised by any one or more of the Limited Partners, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Partnership of an Exchange Notice, which notice shall specify the number of Common Units to be exchanged by such Limited Partner. Once delivered, the Exchange Notice shall be irrevocable; provided, however, the General Partner may, in its sole discretion, cancel such Exchange Notice upon the request of the applicable Limited Partner, subject to delivery by the Company or the General Partner of the exchange consideration in respect of the Common Units being exchanged in accordance with the terms hereof.  Notwithstanding the forgoing, upon the issuance of any Common Units, the General Partner and the Partner to whom such Common Units are issued may agree that such Common Units are not entitled to the Rights.  The terms and provisions applicable to the Rights shall be as set forth in attached Exhibit D.

Section 9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

9.2Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

9.3Reports.  The General Partner shall cause to be submitted to the Limited Partners as promptly as reasonably practical upon receipt of the same from the Accountants of Audited Financial Statements prepared on a consolidated basis for the Partnership, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants; provided, however, this obligation of the General Partner shall be deemed satisfied with respect to the Limited Partners (other than the Company or any Limited Partner Subsidiary) at any time that the Company is publicly traded and listed on the New York Stock Exchange, AMEX, NASDAQ (or any reasonably comparable successor exchange in nature to such exchanges as of the date hereof).

Section 10.	TAX MATTERS

10.1Preparation of Tax Returns The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information (in draft form) reasonably required by Limited Partners for federal and state income tax reporting purposes.

10.2Tax Elections.

(a)Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder.  The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

(b)To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

10.3Tax Matters Partner.

(a)For each taxable year of the Partnership beginning before January 1, 2018,

(i)The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.  Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

(ii)The tax matters partner is authorized, but not required:

(A)to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(B)in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the

United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(C)to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(D)to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(E)to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(iii)to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations. The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

(b)For each taxable year of the Partnership beginning on or after January 1, 2018, the General Partner shall act as or appoint the “partnership representative” of the Partnership for purposes of Code Section 6223(a) and any comparable provisions of state and local law (the “partnership representative”) and, if necessary, shall appoint a “designated individual” within the meaning of Treasury regulations Section 301.6223-1 and any comparable provisions of state and local law (a “designated individual”). The General Partner may designate a new partnership representative or designated individual at any time subject to applicable law and shall designate a new partnership representative or designated individual if such person or entity resigns or is deemed ineligible. The partnership representative shall have all of the powers and responsibilities of such position as provided in the Code and Treasury Regulations and may take any action or make any elections contemplated by Code Sections 6222 through 6241 and any Treasury Regulations thereunder and comparable provisions of state and local law (the “Partnership Audit Rules”) in the sole and absolute discretion of the General Partner. The General Partner, as partnership representative, shall have the right to retain professional assistance as it, in its sole and absolute discretion, determines is necessary to or useful in the performance of its duties, and all out-of-pocket expenses and fees incurred by or in respect of the partnership representative shall constitute Partnership expenses. Any Person who serves as partnership representative or designated individual shall not be liable to the Partnership or any Partner for any action it takes or fails to take in such capacity, unless such action or failure to act constitutes gross negligence or deliberate misconduct. The provisions relating to indemnification set forth in Section 7.6 hereof shall be fully applicable to the partnership representative and the designated individual, if any, acting as such. Upon the Partnership’s request, each Partner shall provide to the Partnership within the required time frame any information that the partnership representative believes may be necessary or appropriate to resolve any tax issue relating to the Partnership or comply with or be eligible to invoke any aspect of the Partnership Audit Rules. Notwithstanding any provision of this Agreement to the contrary, any taxes, penalties, and interest payable by the Partnership under the Partnership Audit Rules shall be treated as attributable to the Partners, and, to the extent possible, the General Partner shall allocate the burden of any such amounts to those Partners to whom such amounts are reasonably attributable. Any such amounts allocated to a Partner, at the option of the General Partner, shall (a) be promptly paid to the Partnership by such Partner or (b) be paid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner.

The obligations of each Partner (or former Partner) under this Section 10.3(b)) shall survive the Transfer by such Partner of its interest in the Partnership or the dissolution of the Partnership. In the event a Partner Transfers its interest in the Partnership, the transferee and transferor shall be jointly and severally liable for any liability with respect to the obligations of the transferor Partner under this Section 10.3(b).

(c)Reimbursement.  The tax matters partner or partnership representative shall receive no compensation for its services.  All third party costs and expenses incurred by the partnership representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the partnership representative in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

10.4Withholding.  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code or any “imputed underpayment” required to be paid by the Partnership pursuant to Section 6225 of the Code.  Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4.  In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions).  Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

Section 11.	TRANSFERS AND WITHDRAWALS

11.1Transfer.

(a)Definition.  The term “transfer,” when used in this Section 11 with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.  The term “transfer” when used in this Section 11 does not include any exchange, redemption or repurchase of Partnership Units by the Partnership from a Partner (including the

General Partner) or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 hereof or otherwise.  No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)General.  No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Section 11 shall be null and void.

11.2Transfers of Partnership Interests of General Partner.  Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6 hereof, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner.

11.3Limited Partners’ Rights to Transfer.

(a)General.  Subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4 and 11.6 below, a Limited Partner (other than the General Partner, the Company, or any Limited Partner Subsidiary) may transfer all or any portion of its Limited Partnership Interest to any Person; provided, however, that the Limited Partner obtains the prior written consent of the General Partner, which consent may be withheld only pursuant to one of the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4 and 11.6 below or if the General Partner determines in its sole discretion exercised in good faith that such a transfer would cause the Partnership or any or all of the Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer.

(b)Incapacitated Limited Partners.  If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c)No Transfers Violating Securities Laws.  The General Partner may prohibit any transfer of Partnership Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

(d)No Transfers Affecting Tax Status of Partnership.  No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6 hereof) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or would subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(e)No Transfers to Holders of Nonrecourse Liabilities.  No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion.

(f)No Transfers to Non-U.S. Persons.  In addition to the other limitations on transfer contained in this Agreement, unless exempt due to a waiver granted as described below and which waiver remains in effect, no Limited Partnership Interest or portion thereof may be transferred in whole or in part, directly or indirectly (including, for the avoidance of doubt, by any transfer of a direct or indirect interest in any Person holding such Limited Partnership Interest), voluntarily, involuntarily, by operation of law or otherwise, to any Person if such transfer would cause any Non-U.S. Person to directly or indirectly own any Limited Partnership Interests.    The General Partner, in its sole and absolute discretion, may waive the application of this Section 11.3(f) with respect to a transfer and may grant such waiver prior to or following any such application as determined by the General Partner in such manner and on such terms as the General Partner may determine in its sole and absolute discretion.  The foregoing provisions of this Section 11.3(f) shall not apply to any Partnership Interests held or acquired by the General Partner.

11.4Substituted Limited Partners.

(a)Consent of General Partner.  No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

(b)Rights of Substituted Limited Partner.  A transferee who has been admitted as a Substituted Limited Partner in accordance with this Section 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.  The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 16.11 hereof and such other documents or instruments as may be required to effect the admission).

(c)Amendment and Restatement of Exhibit A.  Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and Percentage Interest of the predecessor of such Substituted Limited Partner.

11.5Assignees.  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6 hereof, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted).  In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Section 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6General Provisions.

(a)Withdrawal of Limited Partner.  No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Section 11 or pursuant to redemption or exchange of all of its Partnership Units under Section 8.6 hereof.

(b)Termination of Status as Limited Partner.  Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Section 11 or pursuant to redemption of all of its Partnership Units under Section 8.6 hereof shall cease to be a Limited Partner.

(c)Timing of Transfers.  Transfers pursuant to this Section 11 may only be made on the first day of a calendar month, unless the General Partner otherwise agrees.

(d)Allocations.  If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Section 11 or redeemed, exchanged or transferred pursuant to Section 8.6 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner).  Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer, exchange or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month.  All distributions attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner or the Exercising Partner, as the case may be, and, in the case of a transfer or assignment other than an exchange or redemption, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(e)Additional Restrictions.  In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Section 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction not prohibited under Section 11.2 hereof); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction not prohibited under Section 11.2 hereof); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) if such transfer could otherwise adversely affect the ability of the Company to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the Partnership, such transfer would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

(f)Avoidance of “Publicly Traded Partnership” Status.  The General Partner shall (i) use commercially reasonable efforts (as determined by it in its sole discretion exercised in good faith) to monitor the transfers of interests in the Partnership to determine (a) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (b) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) and (ii) take such steps as it believes are commercially reasonable and appropriate (as determined by it in its sole discretion exercised in good faith) to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.

Section 12.	ADMISSION OF PARTNERS

12.1Admission of Successor General Partner.  A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner’s executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

12.2Admission of Additional Limited Partners.

(a)General.  No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including, without limitation, pursuant to Section 4.1(c) hereof, or who acquires or otherwise receives Partnership Units in any permitted transfer shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner such documents or other instruments as the General Partner may require in its discretion, which may include, among other things, a written instrument, in a form acceptable to the General Partner, by which that Person confirms to the General Partner that it has accepted all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 16.11 hereof.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person and the number of Partnership Units issued to such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.  Regardless of the means by which any Additional Limited Partner is admitted to the Partnership, each Additional Limited Partner shall, automatically upon such admission, become subject to and bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of Section 16.11 hereof.

(b)Allocations to Additional Limited Partners.  If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner).  Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner.  All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

12.3Amendment of Agreement and Certificate of Limited Partnership.  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 16.11 hereof.

Section 13.	DISSOLUTION AND LIQUIDATION

13.1Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a)the expiration of its term as provided in Section 2.4 hereof;

(b)an event of withdrawal of the General Partner, as defined in the Act (other than an event of Bankruptcy), unless, within ninety (90) days after the withdrawal a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

(c)an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, after December 31, 2090;

(d)entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(e)the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities (subject to Section 7.11(a)); or

(f)a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety (90) days after of the entry of such order or judgment a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

13.2Winding Up.

(a)General.  Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(i)first, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(ii)second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners; and

(iii)the balance, if any, to the Partners in accordance with the distribution priorities set forth in Section 5.1.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Section 13.

(b)Deferred Liquidation.  Notwithstanding the provisions of Section 13.2(a) above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

13.3Compliance with Timing Requirements of Regulations.  In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.  In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Section 13 may be:  (a) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, however, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

13.4Rights of Limited Partners.  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.  Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

13.5Notice of Dissolution.  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

13.6Cancellation of Certificate of Limited Partnership.  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

13.7Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

13.8Waiver of Partition.  Except as otherwise expressly provided for in this Agreement, no Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or any of its assets or properties or cause the sale of any Partnership assets or property, and notwithstanding any provision of applicable law to the contrary, each Partner (for itself and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to partition, or to maintain any action for partition, or to compel any sale with respect to its interest in, or with respect to, any assets or properties of the Partnership, except as expressly provided in this Agreement.

13.9Liability of Liquidator.  The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

Section 14.	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

14.1Amendments.

(a)Except to the extent expressly otherwise provided herein (including, without limitation, in Section 14.1(b) below), this Agreement may not be amended unless such amendment is approved by the General Partner with the prior Consent of the Limited Partners; provided that no amendment of this Agreement may be made without the consent of all of the affected Limited Partners if such amendment (i) converts any Limited Partner’s interest in the Partnership into a general partnership interest (other than the General Partner if the General Partner is also a Limited Partner), (ii) modifies the limited liability of any Limited Partner (if the General Partner is also a Limited Partner), or (iii) alters or modifies the Rights set forth in Section 8.6 in a manner adverse to such Partner.

(b)Notwithstanding anything to the contrary provided in Section 14.1(a) above, the General Partner shall have the power, without the consent of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following:

(i)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)to reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

(iii)to set forth the rights, powers and duties of the holders of any additional Partnership Units issued pursuant to Section 4.2(a) hereof (including, without limitation, amending the distribution and allocation provisions set forth herein);

(iv)to reflect any change that does not adversely affect the Limited Partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in this Agreement or to make other changes with respect to matters arising under this Agreement that will not be inconsistent with any other provision of this Agreement; and

(v)to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulations of a federal or state agency or contained in federal or state law.

14.2Meetings of the Partners.

(a)General.  Meetings of the Partners may be called only by the General Partner.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided, however, that a Partner’s attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner.  Partners may vote in person or by proxy at such meeting. The notice shall state the nature of the business to be transacted at such meeting.   Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1(a) above.  Except as otherwise expressly provided in this

Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

(b)Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).  Such consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)Proxy.  Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or its attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of notice thereof in writing.

(d)Conduct of Meeting.  Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

(e)Meeting Attendance.  If authorized by the General Partner in its sole discretion, and subject to such guidelines and procedures as the General Partner may adopt, Partners and proxyholders not physically present at a meeting of Partners may, by means of remote communication:

(i)participate in a meeting of Partners; and

(ii)be deemed present in person and vote at a meeting of Partners, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Partnership shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Partner or proxyholder, (B) the Partnership shall implement reasonable measures to provide such Partners and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any Partner or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Partnership.

Section 15.	ARBITRATION OF DISPUTES

15.1Arbitration.  [TO COME]

Section 16.	GENERAL PROVISIONS

16.1Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied, emailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or email, or three Business Days after deposit in United States mail registered or certified, postage prepaid, and properly addressed by or to the appropriate party. For purposes of this Section 16.1, the address of each of the Partners shall be the address set forth opposite such Partner’s name in Exhibit A hereto or such other address as the Partners shall notify the General Partner in writing. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

16.2Headings.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to “including” shall be deemed to mean “including without limitation.” Except as specifically provided otherwise, references to “Sections” are to Sections of this Agreement.

16.3Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

16.4Further Action.  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as maybe required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

16.5Successor.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.6Creditors; Other Third Parties.  Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

16.7Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

16.8Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument; provided, however, that pursuant to the Plan and as of the Effective Date, each of the Partners as of the Effective Date is automatically deemed to have accepted the terms of this Agreement (in its capacity as a Partner of the Partnership) and is automatically deemed to be a party hereto as a Partner without any further action and as if, and with the same effect as if, such Partner had delivered a duly executed counterpart signature page to this Agreement.  To facilitate execution of this Agreement, the parties may exchange counterparts of the signature page by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes.

16.9Applicable Law.  This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware.

16.10Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

16.11Power of Attorney.

(a)General.  Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Section 11, 12 or 13 hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(ii)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 16.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14 hereof or as may be otherwise expressly provided for in this Agreement.

(b)Irrevocable Nature.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

16.12Entire Understanding; Etc.  This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.

16.13No Rights as Shareholders.  Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner or the Company, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or the Company or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner or the Company or any other matter.

16.14Limitation to Preserve REIT Status.  To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents or the Company (or any Limited Partner Subsidiary) pursuant to Section 7.4 or Section 7.7 hereof would constitute gross income to the Company for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “REIT Payment”) then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments for any fiscal year shall not exceed the lesser of:

(a)an amount equal to the excess, if any, of (i) five percent (5%) of the Company’s total gross income (but not including the amount of any REIT Payments) for the fiscal year over (ii) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Company from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Payments); or

(b)an amount equal to the excess, if any of (i) twenty-five percent (25%) of the Company’s total gross income (but not including the amount of any REIT Payments) for the fiscal year over (ii) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the Company from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in subparagraphs (a) and (b) above may be made if the Company, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Company’s ability to qualify as a REIT.  To the extent REIT Payments may not be made in a year due to the foregoing limitations, such REIT Payments shall carry over and be treated as arising in the following year; provided, that (i) as REIT Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the date first written above.

CBL Holdings I, Inc.

By:
Name:
Title:

The undersigned does hereby execute this Agreement solely for purposes of acknowledging provisions herein that refer to the Company; provided, however, that the undersigned, by execution below, shall not be deemed to be a Partner of the Partnership or otherwise to accept any liability of the Partnership or any Partner.

Executed as of the date first written above.

CBL & Associates Properties, Inc.

By:
Name:
Title:

EXHIBIT A
PARTNERS AND
PARTNERSHIP INTERESTS

Name	Address	Partnership Units	Percentage Interest

A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

Section 1.	Capital Accounts of the Partners.

1.1The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv).  Such Capital Account shall be increased by (a) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, as may be further amended (the “Partnership Agreement”), and (b) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.2 hereof and allocated to such Partner pursuant to Section 6.1 and Exhibit C of the Partnership Agreement, and decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to the Partnership Agreement and (ii) all items of Partnership deduction and loss computed in accordance with Section 1.2 hereof and allocated to such Partner pursuant to Section 6.1 and Exhibit C of the Partnership Agreement.

1.2For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in the Partnership Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a)Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

(b)The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(c)Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(d)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(e)In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 1.4 hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(f)Any items specially allocated under Section 2 of Exhibit C of the Partnership Agreement shall not be taken into account.

1.3Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.  The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

1.4(a) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.4(b) hereof, the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.4(b) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Partnership Agreement.

(b)Such adjustments shall be made as of the following times: (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(c)In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(d)In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Section 13 of the Partnership Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.  The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

1.5The provisions of the Partnership Agreement (including this Exhibit B and the other exhibits to the Partnership Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Section 14 of the Partnership Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 13 of the Partnership Agreement upon the dissolution of the Partnership.  The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations

Section l.704-l(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause the Partnership Agreement not to comply with Regulations Section l.704-1(b).

Section 2.No Interest.  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

Section 3.No Withdrawal.  No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Sections 4, 5, 6 and 13 of the Partnership Agreement.

Section 4.Defined Terms.  Terms not otherwise defined in this Exhibit B shall have the meanings given to them under the Partnership Agreement.

EXHIBIT C

SPECIAL ALLOCATION RULES

Section 1.Special Allocation Rules.  Notwithstanding any other provision of the Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, as may be further amended (the “Partnership Agreement”) or this Exhibit C, the following special allocations shall be made in the following order:

1.1Minimum Gain Chargeback.  Notwithstanding the provisions of Section 6.1 of the Partnership Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). For the avoidance of doubt, such items shall include any income from the discharge of a Nonrecourse Liability arising in connection with the transactions contemplated by the Chapter 11 Plan. This Section 1.1 is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.1 only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Partnership Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

1.2Partner Minimum Gain Chargeback.  Notwithstanding any other provision of Section 6.1 of the Partnership Agreement or any other provisions of this Exhibit C (except Section 1.1 hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4).  For the avoidance of doubt, such items shall include any income from the discharge of Partner Nonrecourse Debt arising in connection with the transactions contemplated by the Chapter 11 Plan. This Section 1.2 is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.2, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Partnership Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to Section 1.1 hereof.

1.3Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.1 and 1.2 hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.  This

C-1

Section 1.3 is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.4Gross Income Allocation.  In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

1.5Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

1.6Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

1.7Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

Section 2.Allocations for Tax Purposes.   Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Partnership Agreement and Section 1 of this Exhibit C.  Items of taxable income, gain, loss and deduction with respect to Contributed Property or Adjusted Property shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Carrying Value. In making allocations pursuant to this Section 2.2, the General Partner shall apply, in its sole discretion, any method that may be permitted under Treasury Regulations Section 1.704-3.

Section 3.Defined Terms.  Terms not otherwise defined in this Exhibit C shall have the meanings given to them under the Partnership Agreement.

C-2

EXHIBIT D

RIGHTS TERMS

The Rights granted to the Limited Partners pursuant to Section 8.6 of the Partnership Agreement hereof shall be subject to the following terms and conditions:

1.Definitions.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement or the Certificate of Incorporation, and, in addition, the following terms and phrases shall, for purposes of this Exhibit D and the Agreement, have the meanings set forth below:

“Computation Date” shall have the meaning set forth in Section 5 hereof.

“Election Notice” shall mean the written notice to be given by the General Partner to the Exercising Partners in accordance with the provisions of Section 6 hereof in response to the receipt by the Partnership of an Exchange Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule 2.

“Exchange Consideration” shall have the meaning set forth in Section 5 hereof.

“Exchange Notice” shall have the meaning set forth in Section 2 hereof.

“Exchange Rights” shall have the meaning set forth in Section 2 hereof.

“Exercising Partners” shall have the meaning set forth in Section 2 hereof.

“Hart-Scott Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Liens” shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.

“Offered Units” shall mean the Common Units of the Exercising Partners identified in an Exchange Notice which, pursuant to the exercise of Exchange Rights, can be acquired by the Partnership under the terms hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor statute.

“Transaction Expenses” shall have the meaning set forth in Section 7 hereof.

2.Delivery of Exchange Notices.  Any one or more Limited Partners (“Exercising Partners”) may, subject to the limitations set forth herein, deliver to the Partnership written notice (the “Exchange Notice”) pursuant to which such Exercising Partners elect to exercise their Right to exchange (the “Exchange Rights”) all or any portion of their Common Units for Exchange Consideration subject to the limitations contained in Sections 3 and 4 below.

3.Restrictions on Exercise.  Subject to Section 11.3(d) hereof, exchange Rights may be exercised at any time and from time to time, to the extent that, (i) upon exercise of the Exchange Rights,

the Exercising Partner shall not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock including shares of Common Stock to be issued in connection with the exercise of such Exchange Rights, in excess of the Ownership Limit or the Constructive Ownership Limit. If an Exchange Notice is delivered to the Partnership, but as a result of the foregoing or as a result of restrictions contained in the Certificate of Incorporation of the Company, the Exchange Rights cannot be exercised in full, the Exchange Notice shall be deemed to be modified such that the Exchange Rights shall be exercised only to the extent permitted hereunder, and the Exchange Notice with respect to the remainder of such Exchange Rights shall be deemed to have been withdrawn.

4.Limitation on Exercise of Exchange Rights.  Exchange Rights may be exercised at any time and from time to time, provided, however, that, except (x) with the prior written consent of the General Partner or (y) upon the exercise of all of a Limited Partner’s Exchange Rights, (a) only one (1) Exchange Notice may be delivered to the Partnership by any Limited Partners during any consecutive 12-month period; and (b) no Exchange Notice may be delivered with respect to Common Units having a value of less than $250,000 or result in the exchanging Limited Partner owning Common Units having a value of less than $250,000 after giving effect to the exchange, in each case calculated by multiplying the Shares Amount with respect to such Common Units by the Current Per Share Market Price.

5.Computation of Exchange Consideration/Form of Payment.  The exchange consideration (“Exchange Consideration”) payable by the Partnership to each Exercising Partner shall be equal to the Shares Amount with respect to the Offered Units multiplied by the Current Per Share Market Price, each computed as of the date on which the Exchange Notice was delivered to the Partnership (the “Computation Date”).  The Exchange Consideration shall, in the sole and absolute discretion of the General Partner, be paid in the form of (a) cash, or cashier’s or certified check or by wire transfer of immediately available funds to the Exercising Partner’s designated account or (b) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Shares Amount with respect to the Offered Units or (c) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

6.Closing; Delivery of Election Notice.  Within thirty (30) days after receipt by the Partnership of any Exchange Notice delivered in accordance with the requirements of Sections 2 and 4 hereof, the General Partner shall deliver to the Exercising Partners a notice (an “Election Notice”), which Election Notice shall set forth the computation of the Exchange Consideration and shall specify the form of the Exchange Consideration (which shall be in accordance with Section 5 hereof) to be paid by the Partnership to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which date shall, to the extent required, in no event be more than (a) in the case of Offered Units with respect to which the Partnership has elected to pay the Exchange Consideration by causing the Company to issue shares of Common Stock, the later of (i) ten (10) days after delivery by the General Partner of the Election Notice for Offered Units and (ii) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act or (b) in the case of Offered Units with respect to which the Partnership has elected to pay the Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Partnership of the Exchange Notice for such Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Partnership to cause the Company to issue additional shares of its Common Stock to provide financing to be used to acquire the Offered Units.  Notwithstanding the foregoing, the Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

7.Adjustment to Exchange Consideration.  If the Partnership elects to pay all or any portion of the Exchange Consideration in cash and if, as a result thereof, the Company elects to raise such cash through a public offering of its securities, borrowings or otherwise, the aggregate Exchange Consideration computed under Section 5 above shall be reduced by an amount (“Transaction Expenses”) equal to the expenses incurred by the Company in connection with such raising of funds allocable to the amounts required to pay the Exchange Consideration hereunder; provided, however, notwithstanding the foregoing, the Exchange Consideration shall not be reduced hereunder by an amount exceeding 5% of the Exchange Consideration computed without regard to the adjustment for Transaction Expenses.

8.Closing Deliveries.  At the closing of the purchase and sale of Offered Units, payment of the Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to (x) its due authority to sell all of the right, title and interest in and to such Offered Units to the Partnership, (y) the status of the Offered Units being sold, free and clear of all Liens and (z) if applicable, its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Partnership with respect to due authority for the purchase of such Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) issuance of such shares will not violate the Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Exercising Partner or its designee with an appropriate legend reflecting that such shares are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as established by an opinion of counsel satisfactory to the Company.

9.Covenants of the Company.  To facilitate the Company’s ability to fully perform its obligations hereunder, the Company covenants and agrees as follows:

(a)  At all times during the pendency of the Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Exchange Consideration in regard to all Common Units which are from time to time outstanding.

(b)  As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(c)  Notwithstanding the Partnership’s and the Company’s determination as to the form in which the Exchange Consideration shall be payable, the Partnership shall be required to pay the Exchange Consideration by cashier’s check or wire transfer of New York clearing house funds to the extent that payment by issuance of Common Stock would disqualify the Company from being characterized as a real estate investment trust under the Code.

10.Limited Partners’ Covenant.  Each Limited Partner covenants and agrees with the Partnership that all Offered Units tendered to the Partnership in accordance with the exercise of Rights herein provided shall be delivered to the Partnership free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Partnership shall be under no obligation to acquire the same unless, in connection with such acquisition, the Partnership has elected to pay such portion of the Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the Partnership (or its designee), such Limited Partner shall assume and pay such transfer tax.

EXHIBIT D   SCHEDULE 1

EXCHANGE NOTICE

To:           CBL & Associates Limited Partnership

Reference is made to that certain Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated [●], 2021 (as amended from time to time, the “Partnership Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to Section 8.6 of the Partnership Agreement and Section 2 of Exhibit D of the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an “Exercising Partner”), hereby elects to exercise its Exchange Rights as to a portion or portions of its Partnership Units all as specified opposite its signature below:

Dated: ________________

Exercising Partner	Number of Offered Units

Exercising Partners:

___________________________________

___________________________________

EXHIBIT D    SCHEDULE 2

ELECTION NOTICE

To:           All Exercising Partners

Reference is made to that certain Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated [●], 2021 (as amended from time to time, the “Partnership Agreement”).  All capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to Section 6 of Exhibit D to the Partnership Agreement, the undersigned, being the General Partner of the Partnership, hereby notifies the Exercising Partners that (a) the Exchange Consideration for the Offered Units as to which the Exchange Rights are being or are deemed to be exercised is $_____ , the computation of which is set forth on an attachment hereto; (b) $_______ of the Exchange Consideration is payable in cash and the balance thereof is payable by issuance of _______ shares of Common Stock; and (c) the closing of the purchase and sale of the Offered Units as to which the Exchange Rights are being or are deemed to be exercised shall take place at the offices of  __________________ at _______ a.m., local time, on ____________.

Dated: ___________________________

CBL HOLDINGS I,  INC.,

a Delaware corporation

By:       _______________________________

Its:   ___________________________]

Exhibit D

Certificate of Formation for New Notes Issuer

STATE OF DELAWARE CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is CBL & Associates HoldCo II, LLC

2.	The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street),

in the City of Wilmington                             , Zip Code 19808                   . The

name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

Name:	Jeffery V. Curry
Print or Type

Exhibit E

LLC Agreement of New Notes Issuer

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL & ASSOCIATES HOLDCO II, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company (the “Company”) is made and shall be effective as of Effective Date, by CBL & Associates Limited Partnership, a Delaware limited partnership (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, the Member has formed a limited liability company under and pursuant to the Act (as defined herein) to conduct certain business as a limited liability company, and desires to set forth in this Agreement rules, regulations, and provisions regarding the management of the business of the Company, the regulations of the affairs of the company, the governance of the Company, the conduct of the Company’s business and the rights and privileges of the Member.

NOW, THEREFORE, the Member hereto provides as follows:

ARTICLE I

DEFINITIONS:

1.1Definitions.  As used herein the following terms shall have the indicated meanings.  Terms not otherwise defined herein shall have the meaning set forth in the Act.

(a)“Act” means the Delaware Limited Liability Company Act in effect on the date hereof and as may be hereafter amended.

(b)“Agreement” means this Limited Liability Company Agreement and as may be hereafter amended.

(c)“Cash Flow of the Company” means the cash receipts generated from the ordinary day-to-day operations of the business of the Company and from all other sources available to the Company, including sales of assets and refinancings, without deduction of depreciation, cost recovery, and other non-cash charges, but after deductions for:

i.the payment or the accrual for payment, of all operating expenses, capital costs relating to the business of the Company and its assets including, without limitation, interest, amortization and other charges or provisions (i.e., escrows) pursuant to Company indebtedness, the cost of the Company's tax returns, tax shelter registration and reporting costs, if any, filing fees and any fees, taxes or costs required to be paid by the Company to maintain its existence as a valid business enterprise in good standing in the State of Delaware;

ii.provisions for the reasonable current and future working capital requirements of the Company or for the preservation of the Company assets, as determined by the Member; and

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iii.other reserves which, in the discretion of the Member are necessary for the operation of the Company's business.

(d)“Chief Manager” means the Chief Manager of the Company as described in Article VIII below, or any subsequent Chief Manager as may be elected by the Member.

(e)“Code” means the Internal Revenue Code of 1986, as may be hereafter amended.

(f)“Company” means CBL & Associates HoldCo II, LLC, the limited liability company formed by the Member.

(g)“Manager” means the Chief Manager, Secretary, and/or any other managers who may be designated from time to time by the Member pursuant to Article VIII.

(h)“Member” means CBL & Associates Limited Partnership, a Delaware limited partnership.

(i)“Membership Interest” means the Member’s entire interest in the Company.

(j)“Net Losses” means the excess of all expenses of the Company over all income of the Company (including the amount of any losses recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(k)“Net Profits” means the excess of all income of the Company over all expenses of the Company, (including the amount of any gains recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(l)“Secretary” means the Secretary of the Company as described in Article VIII, or any subsequent Secretary as may be elected by the Member.

(m)“Treasury Regulations” mean the regulations and all amendments thereto issued by the U. S. Treasury Department in interpretation of the Code.

ARTICLE II

FORMATION

2.1Formation.  The Member hereby acknowledges the formation of the Company by the filing of a Certificate of Formation with the Delaware Secretary of State on May 4, 2021 by the organizer (the “Certificate of Formation”).

2.2Name.  The name of the Company shall be CBL & Associates HoldCo II, LLC.  The Company may adopt and conduct its business under such assumed or trade names as the Member may from time to time determine.  The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

2.3Certificate of Formation.  The Certificate of Formation is hereby adopted and ratified by the Member.  In the event of a conflict between the terms of this Agreement and the terms of the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

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2.4Limited Liability Company Agreement.  The Member hereby states that except as otherwise provided by the Act or the Certificate of Formation, the Company shall be operated subject to the terms and conditions of this Agreement.

2.5Offices.  The principal executive office of the Company shall be CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421.  The business of the Company may also be conducted at such other or additional place or places or offices as may hereafter be designated by the Member.

ARTICLE III

PURPOSE AND POWER

3.1Purpose.  The object and purpose of the Company, and the nature of the business to be conducted and promoted by the Company is, engaging in any and all lawful activities for which limited liability companies may be formed under the Act.

3.2Tax Classification.  The Company shall be treated as a “disregarded entity” (within the meaning of Treasury Regulation § 301.7701-3) for U.S. federal income tax purposes.  The Company (i) will not elect to be treated as an association taxable as a corporation, (ii) will, to the extent necessary, timely take such actions to ensure that it is treated as a disregarded entity, and (iii) will elect corresponding treatment for all state and local tax purposes.

3.3Powers.  In furtherance of the foregoing purposes, the Company shall have the full power and authority to conduct its business as provided by the Act and applicable law.

ARTICLE IV

PERCENTAGE INTEREST AND CAPITAL

4.1Capital Contributions.  The Member has made the contribution to the capital of the Company in the amount set forth on Exhibit “A” attached hereto.

4.2Capital Accounts.  The Company will maintain for each Member an account designated as its “Capital Account” in accordance with Treasury Regulations Section 1.704-1(b).

ARTICLE V

CASH FLOW

5.1Cash Flow Distributions.  The Cash Flow of the Company, if any, shall be distributed to the Member subject to any limitations on the Company's ability to make distributions imposed by the Company’s lenders, noteholders and/or other creditors or by applicable law.

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ARTICLE VI

MEMBERS, MEMBER MEETINGS, AND VOTING RIGHTS

6.1Admission of New Members.  No other person shall be made a Member without the unanimous consent of the Members at the time such membership decision is to be made.  The Secretary shall revise Exhibit “A” attached hereto to reflect the admission of new Members.  Upon the unanimous consent of the Members, the Company may enter into Contribution Agreements and Contribution Allowance Agreements as defined in the Act.  The Secretary shall revise Exhibit “A” attached hereto to reflect any such agreements.

6.2Meetings.  Meetings of the Members may be called by the Chief Manager, Secretary, or any Member by giving written notice to all Members, stating the date, the time, the place and the purpose(s) of the meeting.  Any such meetings shall be held at the principal executive office of the Company, or such other place as may be designated in the notice.  Such notice must be given no fewer than ten (10) days nor more than two (2) months before the meeting date.

6.3Quorum Requirements for Meetings.  The Members holding a majority of the total voting power of Members entitled to vote at any meeting shall constitute a quorum for the transaction of business.  Once a Membership Interest is represented at any meeting, it is deemed to be present for the remainder of that meeting and for any adjournment unless a new record date is or must be set for that adjourned meeting.  A meeting may be adjourned and notice of any adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

6.4Voting.  Each Member shall have voting power proportionate to such Member’s Percentage Interest, as set forth on Exhibit “A”.  Except where this Agreement, the Act or the Certificate of Formation require a larger proportion, the Members shall take action on an item of business by the affirmative vote of the Members holding a majority of the voting power present and entitled to vote on that item of business at a meeting at which a quorum is present.

6.5Action Without a Meeting.  Action required or permitted to be taken at a meeting of the Members may be taken in lieu of a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. Such action by written consent in lieu of a meeting shall be delivered to the Managers of the Company for filing with the Company records or as otherwise permitted by law.

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ARTICLE VII

MANAGEMENT

7.1Management of Company.  The overall management of the business and affairs of the Company shall be vested in the Member.  All decisions with respect to the management of the Company shall be made by the Member.

7.2Borrowing.  The Company may borrow for Company purposes from any source upon such terms and conditions as the Member may determine.  The Chief Manager shall be and hereby is empowered to execute and deliver on behalf of the Company any and all promissory notes, notes, indentures, security agreements, deeds of trust, guarantees and other documents and instruments required by the lender, noteholder, trustee, collateral agents and others in connection therewith.

ARTICLE VIII

MANAGERS

8.1Election, Withdrawal and Removal of Managers.  The Company shall at all times have at least two (2) Managers, those being the Chief Manager and the Secretary.  The Chief Manager and Secretary shall be the persons designated as such on Exhibit “B”, each of whom shall hold office until removal from office or until its respective successor is duly elected and qualified.  Any number of manager positions, other than Chief Manager and Secretary, may be held by the same person.  A Manager need not be a Member.  The Members may at any time, elect new, additional or substitute Managers.  The Members may, at any time and without cause, remove any one (1) or more of the Managers.  The Members may, at any time, eliminate any Manager position other than that of the Chief Manager and the Secretary.  Any Manager may, at any time and upon thirty (30) days prior written notice to the Member, resign as a Manager, but such resignation shall not affect its status as a Member, if any.

8.2Chief Manager.  The Chief Manager shall:

(a)See that all orders and resolutions of the Member are carried into effect;

(b)Sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated or limited (i) by the Certificate of Formation, (ii) by this Agreement, or (iii) by the Member to some other Manager or agent of the Company;

(c)Carry out the day to day operations of the Company in accordance with the directions of and subject to the review of the Member;

(d)Perform other duties prescribed by the Member, by this Agreement, or by the Act; and

(e)In the event the Company has a vacancy in the office of Secretary, any notices, documents or other matters that otherwise are required to go to the Secretary may be delivered to the Chief Manager.

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8.3Secretary.  The Secretary shall:

(a)Keep accurate membership records for the Company;

(b)Maintain records of and, whenever necessary, certify all proceedings of the Member of the Company;

(c)Receive notices required to be sent to the Secretary and to keep a record of such notices in the records of the Company; and

(d)Perform other duties prescribed by the Member or by the Chief Manager.

8.4Other Managers.  If the Member elects other Managers in addition to the Chief Manager and Secretary, such other Managers shall perform such duties as are specifically designated by the Member.

8.5Compensation of Managers.  Except as may be expressly provided for herein or hereafter approved by the Member, no payment will be made by the Company to any Manager for the services of such Manager or any partner or employee of the Manager.

8.6Conflict of Interest Transaction.  A contract or transaction between the Company and a Manager in which the Manager has a direct or indirect interest as defined in the Act is not voidable by the Company solely because of the Manager’s interest in the contract or transaction, if the material facts of the transaction and the Manager’s interests are disclosed or known to the Member and the transaction is authorized, approved or ratified by the Member or if the transaction is fair to the Company.

8.7Other Interests.  Notwithstanding any duty existing at law or in equity, any Manager or Member may engage in other business, including business of a nature which is the same as or similar to the business of the Company, without any duty or obligation to account to the Company in connection therewith.

8.8Standard of Conduct.  Notwithstanding any duty otherwise existing at law or in equity, a Manager shall discharge the duties of its office in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

8.9Limitation on Authority of Managers. Nothing contained in this Article VIII shall be construed as giving the Managers any authority over the management of the Company which management authority shall be always vested in the Member.

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ARTICLE IX

OFFICERS

9.1Officer Appointments.  The Member may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, President, Vice President, Senior Director, Secretary and Treasurer) to any such person.  Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Officer of the authorities and duties that are normally associated with that office.  Any appointment or delegation pursuant to this Section 9.1 may be revoked at any time by the Member.

ARTICLE X

INDEMNIFICATION

10.1Authority to Indemnify.  The Company shall be authorized and shall indemnify the Member pursuant to and in accordance with the Act.

ARTICLE XI

FISCAL MATTERS

11.1Books and Records.  Full and accurate books and records of the Company (including, without limitation, all information and records required by the Act) shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs.

11.2Fiscal Year.  The fiscal year of the Company shall end on December 31 of each year.

11.3Tax Status; Elections.  Notwithstanding any provision hereof to the contrary, solely for purposes of the United States federal income tax laws, the Member hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Member.

11.4Bankruptcy of a Member. Notwithstanding any other provision of this Agreement, the Bankruptcy of any of the Members of the Company shall not dissolve the Company nor cause such Member to cease to be a  Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. “Bankruptcy” shall mean, with respect to any Member, (a) the making of an assignment for the benefit of creditors; or (b) the filing of any proceeding seeking relief under any provision or chapter of the federal

7

Bankruptcy Code or any other federal or state law relating to insolvency; or (c) the failure to vacate, discharge or dismiss within sixty (60) days from the date of its initiation either (i) the filing of a proceeding in bankruptcy against it or (ii) the appointment of a receiver or trustee for all or any part of such Member’s assets or property.

ARTICLE XII

GENERAL PROVISIONS

12.1Notices.  All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) business days after mailing if sent by registered or certified United States mail, postage prepaid, addressed;

(a)in the case of the Company, to the address set forth in Section 2.5;

(b)in the case of any Member, to the address set forth on Exhibit “B”; or to such address as any party may specify in writing to the other parties.

Additionally, if an address for notice via email is provided to the Secretary, notices may be sent via email and in such case shall be deemed given at the time shown on the delivery confirmation report generated by the sender’s email system.

12.2Integration.  This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

12.3Other Business.  The Member and the Managers may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

12.4Applicable Law.  This Agreement and the rights of the Member shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

12.5Severability.  In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

12.6Binding Effect.  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Member and its respective heirs, executors, administrators, successors, transferees and assigns.

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12.7.Assignments.  The Member may transfer, assign, pledge or hypothecate, in whole or in part, the Membership Interest, as determined in its sole discretion.

12.8Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa.  Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

12.9Amendment. This Agreement may be amended, modified or supplemented only by a writing executed by each of the Members; provided, however, that the Secretary is hereby authorized and directed to amend Exhibit “A” and/or Exhibit “B” to reflect changes in the information set forth on Exhibit “A” and/or Exhibit “B”.

12.10Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. Any facsimile or electronically transmitted signature attached hereto, or to any amendment hereof, will be deemed to be an original and will have the same force and effect as an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

Signature page to LLC Agreement of CBL & Associates HoldCo II, LLC

EXHIBIT “A”

TO

LIMITED LIABILITY COMPANY

OF

CBL & Associates holdco ii, llc

Members

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services

CBL & Associates Limited Partnership 2030 Hamilton Place Boulevard Suite 500, CBL Center Chattanooga, Tennessee 37421	100%	$1.00

EXHIBIT “B”

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

cbl & associates holdco ii, llc

Managers

Chief Manager:	CBL & Associates Limited Partnership
Secretary:	CBL Holdings I, Inc.

Exhibit F

Certificate of Formation for New Bank Claim Borrower

STATE OF DELAWARE CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

3.	The name of the limited liability company is CBL & Associates HoldCo I, LLC

4.	The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive

                (street),

in the City of Wilmington                                 , Zip Code 19808                     . The

name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

Name:	Jeffery V. Curry
Print or Type

Exhibit G

LLC Agreement of New Bank Claim Borrower

DRAFT 7/17/21

SUBJECT TO FURTHER AMENDMENT
IN ACCORDANCE WITH EXIT CREDIT FACILITY

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL & ASSOCIATES HOLDCO I, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF CBL & ASSOCIATES HOLDCO I, LLC, a Delaware limited liability company (the “Company”) is made and shall be effective as of Effective Date, by CBL & Associates Limited Partnership, a Delaware limited partnership (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, the Member has formed a limited liability company under and pursuant to the Act (as defined herein) to conduct certain business as a limited liability company, and desires to set forth in this Agreement rules, regulations, and provisions regarding the management of the business of the Company, the regulations of the affairs of the company, the governance of the Company, the conduct of the Company’s business and the rights and privileges of the Member.

NOW, THEREFORE, the Member hereto provides as follows:

ARTICLE I

DEFINITIONS:

1.1Definitions.  As used herein the following terms shall have the indicated meanings.  Terms not otherwise defined herein shall have the meaning set forth in the Act.

(a)“Act” means the Delaware Limited Liability Company Act in effect on the date hereof and as may be hereafter amended.

(b)“Agreement” means this Limited Liability Company Agreement and as may be hereafter amended.

(c)“Cash Flow of the Company” means the cash receipts generated from the ordinary day-to-day operations of the business of the Company and from all other sources available to the Company, including sales of assets and refinancings, without deduction of depreciation, cost recovery, and other non-cash charges, but after deductions for:

i.the payment or the accrual for payment, of all operating expenses, capital costs relating to the business of the Company and its assets including, without limitation, interest, amortization and other charges or provisions (i.e., escrows) pursuant to Company indebtedness, the cost of the Company's tax returns, tax shelter registration and reporting costs, if any, filing fees and any fees, taxes or costs required to be paid by the Company to maintain its existence as a valid business enterprise in good standing in the State of Delaware;

ii.provisions for the reasonable current and future working capital requirements of the Company or for the preservation of the Company assets, as determined by the Member; and

iii.other reserves which, in the discretion of the Member are necessary for the operation of the Company's business.

(d)“Chief Manager” means the Chief Manager of the Company as described in Article VIII below, or any subsequent Chief Manager as may be elected by the Member.

(e)“Code” means the Internal Revenue Code of 1986, as may be hereafter amended.

(f)“Company” means CBL & Associates HoldCo I, LLC, the limited liability company formed by the Member.

(g)“Manager” means the Chief Manager, Secretary, and/or any other managers who may be designated from time to time by the Member pursuant to Article VIII.

(h)“Member” means CBL & Associates Limited Partnership, a Delaware limited partnership.

(i)“Membership Interest” means the Member’s entire interest in the Company.

(j)“Net Losses” means the excess of all expenses of the Company over all income of the Company (including the amount of any losses recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(k)“Net Profits” means the excess of all income of the Company over all expenses of the Company, (including the amount of any gains recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(l)“Secretary” means the Secretary of the Company as described in Article VIII, or any subsequent Secretary as may be elected by the Member.

(m)“Treasury Regulations” mean the regulations and all amendments thereto issued by the U. S. Treasury Department in interpretation of the Code.

ARTICLE II

FORMATION

2.1Formation.  The Member hereby acknowledges the formation of the Company by the filing of the Certificate of Formation with the Delaware Secretary of State by the organizer.

2.2Name.  The name of the Company shall be CBL & Associates HoldCo I, LLC.  The Company may adopt and conduct its business under such assumed or trade names as the Member may from time to time determine.  The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

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2.3Certificate of Formation.  The Certificate of Formation as filed with the Delaware Secretary of State on May 26, 2021, by the organizer is hereby adopted and ratified by the Member.  In the event of a conflict between the terms of this Agreement and the terms of the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

2.4Limited Liability Company Agreement.  The Member hereby states that except as otherwise provided by the Act or the Certificate of Formation, the Company shall be operated subject to the terms and conditions of this Agreement.

2.5Offices.  The principal executive office of the Company shall be CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421.  The business of the Company may also be conducted at such other or additional place or places or offices as may hereafter be designated by the Member.

ARTICLE III

PURPOSE AND POWER

3.1Purpose.  The object and purpose of the Company, and the nature of the business to be conducted and promoted by the Company is, engaging in any and all lawful activities for which limited liability companies may be formed under the Act.

3.2Tax Classification.  The Company shall be treated as a “disregarded entity” (within the meaning of Treasury Regulation § 301.7701-3) for U.S. federal income tax purposes.  The Company (i) will not elect to be treated as an association taxable as a corporation, (ii) will, to the extent necessary, timely take such actions to ensure that it is treated as a disregarded entity, and (iii) will elect corresponding treatment for all state and local tax purposes.

3.3Powers.  In furtherance of the foregoing purposes, the Company shall have the full power and authority to conduct its business as provided by the Act and applicable law.

ARTICLE IV

PERCENTAGE INTEREST AND CAPITAL

4.1Capital Contributions.  The Member has made the contribution to the capital of the Company in the amount set forth on Exhibit “A” attached hereto.

4.2Capital Accounts.  The Company will maintain for each Member an account designated as its “Capital Account” in accordance with Treasury Regulations Section 1.704-1(b).

ARTICLE V

CASH FLOW

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5.1Cash Flow Distributions.  The Cash Flow of the Company, if any, shall be distributed to the Member subject to any limitations on the Company's ability to make distributions imposed by the Company’s lenders or by applicable law.

ARTICLE VI

MEMBERS, MEMBER MEETINGS, AND VOTING RIGHTS

6.1Admission of New Members.  No other person shall be made a Member without the unanimous consent of the Members at the time such membership decision is to be made.  The Secretary shall revise Exhibit “A” attached hereto to reflect the admission of new Members.  Upon the unanimous consent of the Members, the Company may enter into Contribution Agreements and Contribution Allowance Agreements as defined in the Act.  The Secretary shall revise Exhibit “A” attached hereto to reflect any such agreements.

6.2Meetings.  Meetings of the Members may be called by the Chief Manager, Secretary, or any Member by giving written notice to all Members, stating the date, the time, the place and the purpose(s) of the meeting.  Any such meetings shall be held at the principal executive office of the Company, or such other place as may be designated in the notice.  Such notice must be given no fewer than ten (10) days nor more than two (2) months before the meeting date.

6.3Quorum Requirements for Meetings.  The Members holding a majority of the total voting power of Members entitled to vote at any meeting shall constitute a quorum for the transaction of business.  Once a Membership Interest is represented at any meeting, it is deemed to be present for the remainder of that meeting and for any adjournment unless a new record date is or must be set for that adjourned meeting.  A meeting may be adjourned and notice of any adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

6.4Voting.  Each Member shall have voting power proportionate to such Member’s Percentage Interest, as set forth on Exhibit “A”.  Except where this Agreement, the Act or the Certificate of Formation require a larger proportion, the Members shall take action on an item of business by the affirmative vote of the Members holding a majority of the voting power present and entitled to vote on that item of business at a meeting at which a quorum is present.

6.5Action Without a Meeting.  Action required or permitted to be taken at a meeting of the Members may be taken in lieu of a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. Such action by written consent in lieu of a meeting shall be delivered to the Managers of the Company for filing with the Company records or as otherwise permitted by law.

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ARTICLE VII

MANAGEMENT

7.1Management of Company.  The overall management of the business and affairs of the Company shall be vested in the Member.  All decisions with respect to the management of the Company shall be made by the Member.

7.2Borrowing.  The Company may borrow for Company purposes from any source upon such terms and conditions as the Member may determine.  The Chief Manager shall be and hereby is empowered to execute and deliver on behalf of the Company any and all promissory notes, security agreements, deeds of trust, guarantees and other documents and instruments required by the lender in connection therewith.

ARTICLE VIII

MANAGERS

8.1Election, Withdrawal and Removal of Managers.  The Company shall at all times have at least two (2) Managers, those being the Chief Manager and the Secretary.  The Chief Manager and Secretary shall be the persons designated as such on Exhibit “B”, each of whom shall hold office until removal from office or until its respective successor is duly elected and qualified.  Any number of manager positions, other than Chief Manager and Secretary, may be held by the same person.  A Manager need not be a Member.  The Members may at any time, elect new, additional or substitute Managers.  The Members may, at any time and without cause, remove any one (1) or more of the Managers.  The Members may, at any time, eliminate any Manager position other than that of the Chief Manager and the Secretary.  Any Manager may, at any time and upon thirty (30) days prior written notice to the Member, resign as a Manager, but such resignation shall not affect its status as a Member, if any.

8.2Chief Manager.  The Chief Manager shall:

(a)See that all orders and resolutions of the Member are carried into effect;

(b)Sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated or limited (i) by the Certificate of Formation, (ii) by this Agreement, or (iii) by the Member to some other Manager or agent of the Company;

(c)Carry out the day to day operations of the Company in accordance with the directions of and subject to the review of the Member;

(d)Perform other duties prescribed by the Member, by this Agreement, or by the Act; and

(e)In the event the Company has a vacancy in the office of Secretary, any notices, documents or other matters that otherwise are required to go to the Secretary may be delivered to the Chief Manager.

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8.3Secretary.  The Secretary shall:

(a)Keep accurate membership records for the Company;

(b)Maintain records of and, whenever necessary, certify all proceedings of the Member of the Company;

(c)Receive notices required to be sent to the Secretary and to keep a record of such notices in the records of the Company; and

(d)Perform other duties prescribed by the Member or by the Chief Manager.

8.4Other Managers.  If the Member elects other Managers in addition to the Chief Manager and Secretary, such other Managers shall perform such duties as are specifically designated by the Member.

8.5Compensation of Managers.  Except as may be expressly provided for herein or hereafter approved by the Member, no payment will be made by the Company to any Manager for the services of such Manager or any partner or employee of the Manager.

8.6Conflict of Interest Transaction.  A contract or transaction between the Company and a Manager in which the Manager has a direct or indirect interest as defined in the Act is not voidable by the Company solely because of the Manager’s interest in the contract or transaction, if the material facts of the transaction and the Manager’s interests are disclosed or known to the Member and the transaction is authorized, approved or ratified by the Member or if the transaction is fair to the Company.

8.7Other Interests.  Notwithstanding any duty existing at law or in equity, any Manager or Member may engage in other business, including business of a nature which is the same as or similar to the business of the Company, without any duty or obligation to account to the Company in connection therewith.

8.8Standard of Conduct.  Notwithstanding any duty otherwise existing at law or in equity, a Manager shall discharge the duties of its office in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

8.9Limitation on Authority of Managers. Nothing contained in this Article VIII shall be construed as giving the Managers any authority over the management of the Company which management authority shall be always vested in the Member.

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ARTICLE IX

OFFICERS

9.1Officer Appointments.  The Member may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, President, Vice President, Senior Director, Secretary and Treasurer) to any such person.  Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Officer of the authorities and duties that are normally associated with that office.  Any appointment or delegation pursuant to this Section 9.1 may be revoked at any time by the Member.

ARTICLE X

INDEMNIFICATION

10.1Authority to Indemnify.  The Company shall be authorized and shall indemnify the Member pursuant to and in accordance with the Act.

ARTICLE XI

FISCAL MATTERS

11.1Books and Records.  Full and accurate books and records of the Company (including, without limitation, all information and records required by the Act) shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs.

11.2Fiscal Year.  The fiscal year of the Company shall end on December 31 of each year.

11.3Tax Status; Elections.  Notwithstanding any provision hereof to the contrary, solely for purposes of the United States federal income tax laws, the Member hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Member.

11.4Bankruptcy of a Member. Notwithstanding any other provision of this Agreement, the Bankruptcy of any of the Members of the Company shall not dissolve the Company nor cause such Member to cease to be a  Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. “Bankruptcy” shall mean, with respect to any Member, (a) the making of an assignment for the benefit of creditors; or (b) the filing of any proceeding seeking relief under any provision or chapter of the federal

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Bankruptcy Code or any other federal or state law relating to insolvency; or (c) the failure to vacate, discharge or dismiss within sixty (60) days from the date of its initiation either (i) the filing of a proceeding in bankruptcy against it or (ii) the appointment of a receiver or trustee for all or any part of such Member’s assets or property.

ARTICLE XII

GENERAL PROVISIONS

12.1Notices.  All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) business days after mailing if sent by registered or certified United States mail, postage prepaid, addressed;

(a)in the case of the Company, to the address set forth in Section 2.5;

(b)in the case of any Member, to the address set forth on Exhibit “B”; or to such address as any party may specify in writing to the other parties.

Additionally, if an address for notice via email is provided to the Secretary, notices may be sent via email and in such case shall be deemed given at the time shown on the delivery confirmation report generated by the sender’s email system.

12.2Integration.  This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

12.3Other Business.  The Member and the Managers may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

12.4Applicable Law.  This Agreement and the rights of the Member shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

12.5Severability.  In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

12.6Binding Effect.  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Member and its respective heirs, executors, administrators, successors, transferees and assigns.

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12.7.Assignments.  The Member may transfer, assign, pledge or hypothecate, in whole or in part, the Membership Interest, as determined in its sole discretion.

12.8Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa.  Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

12.9Amendment. This Agreement may be amended, modified or supplemented only by a writing executed by each of the Members; provided, however, that the Secretary is hereby authorized and directed to amend Exhibit “A” and/or Exhibit “B” to reflect changes in the information set forth on Exhibit “A” and/or Exhibit “B”.

12.10Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. Any facsimile or electronically transmitted signature attached hereto, or to any amendment hereof, will be deemed to be an original and will have the same force and effect as an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

Signature page to LLC Agreement of CBL & Associates HoldCo I, LLC

EXHIBIT “A”

TO

LIMITED LIABILITY COMPANY

OF

CBL & ASSOCIATES HOLDCO I, LLC

Members

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services

CBL & Associates Limited Partnership 2030 Hamilton Place Boulevard Suite 500, CBL Center Chattanooga, Tennessee 37421	100%	$1.00

EXHIBIT “B”

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL & ASSOCIATES HOLDCO I, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership
Secretary:	CBL Holdings I, Inc.

Exhibit H

Registration Rights Agreement

DRAFT 7/17/21

SUBJECT TO REVISION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of [●], 2021 by and among CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), and the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto.

WHEREAS, on November 1, 2020, the Company and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”);

WHEREAS, the [First Amended] Chapter 11 Plan of Reorganization of the Debtors, Case No. 20-35226 (DRJ) (including all exhibits, schedules and supplements thereto and as amended from time to time, the “Plan”) was confirmed by the Bankruptcy Court on [●], 2021;

WHEREAS, the Plan provides that the Company will enter into a registration rights agreement with certain recipients of the shares of Common Stock and New Convertible Notes Shares (each as defined below), if any; and

WHEREAS, the Company and the Holders (as defined below) are entering into this Agreement in furtherance of the aforesaid provisions of the Plan.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1.Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Plan have the meanings given such terms in the Plan.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act, as such definition may be amended from time to time.

“Bankruptcy Court” has the meaning set forth in the Preamble.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company or any authorized committee thereof.

“Bought Deal” has the meaning set forth in Section 7(a).

“Business Day” means any day, other than a Saturday or Sunday or a day on which the commercial banks in New York City are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value [$0.01] per share, and any securities into which such shares of common stock may hereinafter be reclassified.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Counsel to the Holders” means (i) with respect to any Demand Registration, one counsel selected by the Holders of a majority of the Registrable Securities initially requesting such Demand Registration and (ii) with respect to any Underwritten Offering or Piggyback Offering, one counsel selected by the Majority Holders.

“Debtors” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 4(a).

“Demand Registration Request” has the meaning set forth in Section 4(a).

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” has the meaning set forth in Section 8(u).

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.

“Form S-11” means Form S-11 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Grace Period” has the meaning set forth in Section 6(a).

“Holder” or “Holders” means the parties signatory to this Agreement, other than the Company, and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to this Agreement.  A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 11(c).

“Indemnifying Party” has the meaning set forth in Section 11(c).

“Initial Shelf Expiration Date” has the meaning set forth in Section 2(f).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Lockup Period” has the meaning set forth in Section 10(a).

“Losses” has the meaning set forth in Section 11(a).

“Majority Holders” means, with respect to any Underwritten Offering, the Holders of a majority of the Registrable Securities to be included in such Underwritten Offering held by all Holders that have made the request requiring the Company to conduct such Underwritten Offering (but not including any Holders that have exercised “piggyback” rights hereunder to be included in such Underwritten Offering).

“Nasdaq” means NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“New Convertible Notes” means those certain first lien notes issued as of the Plan Effective Date under that certain indenture, dated as of the date hereof, by and between [the New Notes Issuer] and [●], as indenture trustee.

“New Convertible Notes Shares” means collectively the shares of Common Stock issuable upon conversion of the New Convertible Notes in accordance with their terms, as such number may be adjusted pursuant to the provisions thereof, and any other Securities to which a Holder may become entitled pursuant to the terms of the New Convertible Notes.

“NYSE” means the New York Stock Exchange or NYSE American.

“No Objections Letter” has the meaning set forth in Section 8(u).

“Opt-Out Notice” has the meaning set forth in Section 7(e).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 7(a).

“Piggyback Offering” has the meaning set forth in Section 7(a).

“Plan” has the meaning set forth in the Preamble.

“Plan Effective Date” shall mean the date on which the Plan becomes effective.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, collectively, (a) as of the Plan Effective Date, all shares of Common Stock issued to any Holder or to any Affiliate or Related Fund of any Holder, either directly or pursuant to a joinder or assignment, and any additional shares of Common Stock acquired by any Holder or any Affiliate or Related Fund of any Holder in open market or other purchases and issued or issuable to any Holder or any Affiliate or Related Fund of any Holder upon the conversion, exchange or exercise of options, warrants and other securities (including the New Convertible Notes Shares and any other securities issued or issuable with respect to or in exchange for the New Convertible Notes Shares) convertible , exchangeable or exercisable (at any time or upon the occurrence of any event or contingency without regard to any vesting or other conditions to which such securities may be subject) for Common Stock, after the Plan Effective Date and (b) any additional shares of Common Stock paid, issued or distributed in respect of any such shares described under clause (a) by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are sold or disposed of pursuant to an effective Registration Statement; (ii)  the date on which such securities are disposed of pursuant to Rule 144 under circumstances in which all of the applicable conditions of Rule 144 (then in effect) are met; (iii) the date on which such securities may be sold by the Holder thereof without regard to the volume, manner of sale and other limitations of Rule 144 and (together with any Registrable Securities held by such Holder’s Affiliates and Related Funds) constitute less than 2% of the outstanding Common Stock of the Company; and (iv) the date on which such Registrable Securities cease to be outstanding.

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Shelf Registration Statement), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person or by any Affiliate of such Person.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire reasonably adopted by the Company from time to time.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415.

“Trading Market” means whichever of the New York Stock Exchange, Nasdaq, OTC Bulletin Board, or OTC Markets Group marketplace (including, for the avoidance of doubt, OTCQX Premier, OTCQX and the OTCQB) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer” has the meaning set forth in Section 13.

“Underwritten Offering” means an offering of Registrable Securities under a Registration Statement in which the Registrable Securities are sold to an underwriter for reoffering to the public.

“Underwritten Takedown” has the meaning set forth in Section 2(g).

2.Initial Shelf Registration.

(a)As soon as practicable after the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, including any portions thereof that are incorporated by reference into such Form 10-K from the Company’s definitive proxy statement pursuant to Section 14(a) of the Exchange Act for the Company’s 2022 annual meeting of shareholders, has been filed with the Commission (the “Initial Form 10-K”) (which filing shall take place no later than April 30, 2022), the Company shall prepare a Shelf Registration Statement on Form S-11 (as may be amended from time to time, the “Initial Shelf Registration Statement”), and shall include in the Initial Shelf Registration Statement the Registrable Securities of each Holder who requests inclusion therein of some or all of their Registrable Securities by checking the appropriate box on the signature page of such Holder hereto or by written notice to the Company no later than the date of filing of the Initial Form 10-K with the Commission, provided that the Holder delivers a completed Selling Stockholder Questionnaire at least three (3)  Business Days prior to the filing of the Initial Shelf Registration Statement.  The Company shall (i) file the Initial Shelf Registration Statement with the Commission no later than five (5) Business Days after the date that the Company files with the Commission the Initial Form 10-K unless extended upon the consent of the Holders beneficially owning a majority of the Registrable Securities requested to be included in the Initial Shelf Registration Statement (which extension shall last a period of time determined by such consenting Holders) and (ii) use its reasonable best efforts to have the Initial Shelf Registration Statement declared effective by the Commission as soon as reasonably practicable after the Company files the Initial Shelf Registration Statement (but in no event later than thirty (30) days after it files such Initial Shelf Registration Statement, unless it is not practicable to do so due to circumstances directly relating to outstanding comments of the staff of the Commission relating to such Initial Shelf Registration Statement; provided that the Company is using its reasonable best efforts to address any such comments as promptly as possible).

(b)The Company shall include in the Initial Shelf Registration Statement all Registrable Securities whose inclusion has been timely requested as aforesaid; provided, however, that the Company shall not be required to include an amount of Registrable Securities in excess of the amount as may be permitted to be included in such Registration Statement under the rules and regulations of the Commission and the applicable interpretations thereof by the staff of the Commission (with any Registrable Securities not permitted to be included in the Initial Shelf Registration Statement pursuant to this Section 2(b) to be allocated among the requesting Holders on a pro rata basis, unless the Commission otherwise requires or the requesting Holders otherwise agree).

(c)Subject to Section 2(b), upon the request of any Holder (i) whose Registrable Securities are not included in the Initial Shelf Registration Statement at the time of such request or (ii) whose Registrable Securities included in the Initial Shelf Registration Statement constitute less than all of the Registrable Securities held by such Holder at the time of such request, the Company shall amend the Initial Shelf Registration Statement to include the Registrable Securities of such Holder; provided, however, that the Company shall not be required to so amend the Initial Shelf Registration Statement more than once every six (6) calendar months.

(d)Within five (5) days after receiving a request pursuant to Section 2(c), the Company shall give written notice of such request to all other Holders of Registrable Securities and shall include in such amendment all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that the Company shall not be required to include in such amendment any Registrable Securities that are already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(e)The Company shall use reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission until the earlier of (i) the date the Company (A) is eligible to register the Registrable Securities for resale by Holders on Form S-3 and (B) has filed such Registration Statement with the Commission and such Registration Statement has become effective and (ii) the date that all Registrable Securities covered by the Initial Shelf Registration Statement shall cease to be Registrable Securities (such earlier date, the “Initial Shelf Expiration Date”).

(f)For so long as any Registrable Securities covered by the Initial Shelf Registration Statement remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (i) the Initial Shelf Registration Statement does not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (ii) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 6 of this Agreement.

(g)Upon the demand of one or more Holders (with respect to either the Initial Shelf Registration or a subsequent Shelf Registration Statement as per Section 3), the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner and subject to the conditions described in Section 5 of this Agreement, provided, that the number of shares of Common Stock included in such Underwritten Takedown shall equal at least (x) five percent (5%) of all outstanding shares of Common Stock at such time or (y) an anticipated aggregate gross offering price (before deducing underwriting discounts and commissions) of at least $25,000,000.00.

(h)If on the Plan Effective Date, the shares of Common Stock are not listed on the New York Stock Exchange or Nasdaq, the Company shall use reasonable best efforts to cause all such shares of Common Stock to be so listed as soon as possible after the Plan Effective Date and shall thereafter use reasonable best efforts to maintain such listing. If the Company is not able to satisfy the listing requirements of the NYSE and Nasdaq, then the Company shall use reasonable best efforts to cause all such shares of Common Stock to be quoted on another Trading Market the Company and the holders of a majority of Registrable Securities reasonably select and shall thereafter use reasonable best efforts to maintain such quotation.

3.Subsequent Shelf Registration Statements.

(a)Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3 (including without limitation a Form S-3 filed as an Automatic Shelf Registration Statement) (the “Shelf Trigger Date”), the Company shall use reasonable best efforts to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Initial Shelf Registration Statement as initially filed as soon as reasonably practicable thereafter and use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable thereafter.

(b)Within five (5) days after the Shelf Trigger Date, the Company shall give written notice of such to all Holders of Registrable Securities and shall include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice.

(c)After the Initial Shelf Expiration Date, for so long as any Registrable Securities remain outstanding, if the Company becomes ineligible at such time to register the Registrable Securities on a Registration Statement on Form S-3 or use such an effective Registration Statement on Form S-3 for the offer and sale of the Registrable Securities, the Company shall promptly file a Shelf Registration Statement on Form S-11 and use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and for so long as any Registrable Securities covered by Initial Shelf Registration Statement or subsequent Shelf Registration, as the case may be, remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (x) such Shelf Registration Statement shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (y) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 6 of this Agreement.  The Company shall use reasonable best efforts to keep any such Registration Statement referred to in this paragraph continuously effective; not subject to any stop order, injunction or other similar order or requirement of the Commission; and to meet the requirements of General Instruction H of Form S-11 until all Registrable Securities registered thereunder have been sold pursuant to such Registration Statement.

4.Demand Registration.

(a)At any time and from time to time, any Holder or group of Holders (together with any of their respective Affiliates and Related Funds) may request in writing (“Demand Registration Request”) that the Company effect the registration of all or part of such Holder’s or Holders’ Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (each, a “Demand Registration”).  The Company will file a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective, as promptly as practicable after receipt of such request; provided, however, that the Company will not be required to file a Registration Statement pursuant to this Section 4(a):

(i)unless the Registrable Securities requested to be sold by the Holders pursuant to such Registration Statement equal at least (x) five percent (5%) of all outstanding shares of Common Stock at such time or (y) an anticipated aggregate gross offering price (before deducing underwriting discounts and commissions) of at least $25,000,000.00;

(ii)if the Registrable Securities requested to be registered are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offer and sale of the Registrable Securities requested to be registered; or

(iii)if the number of Demand Registration Requests previously made pursuant to this Section 4(a) equals or exceeds six (6) in the aggregate; provided, however, that a Demand Registration Request shall not be considered made for purposes of this clause (iii) unless the requested Registration Statement has been declared effective by the Commission for more than seventy-five percent (75%) of the full amount of Registrable Securities for which registration had been requested.

(b)A Demand Registration Request shall specify (i) the then-current name and address of such Holder or Holders, (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then beneficially owned by such Holder or Holders, and (iv) the intended means of distribution.

(c)The Company may satisfy its obligations under Section 4(a) hereof by amending (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand Registration Request has been properly made under Section 4(b) hereof.  If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 4(a) hereof.

(d)Within five (5) days after receiving a Demand Registration Request, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 5(c) in the case of an Underwritten Offering, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that the Company shall not be required to include in such registration any Registrable Securities that are already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(e)The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Section 4 continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until all

Registrable Securities registered thereunder have been sold pursuant to such Registration Statement.

(f)The Holder or Holders making a Demand Registration Request may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke their request for the Company to effect the registration of all or part of such Holder’s or Holders’ Registrable Securities by providing a written notice to the Company.  If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, either (i) such Holder or Holders shall reimburse the Company for all of its reasonable and documented out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement, which out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested registration shall not count as one of the permitted Demand Registration Requests hereunder or (ii) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 4(a).

(g)If a Registration Statement filed pursuant to this Section 4 is a Registration Statement other than a Shelf Registration Statement, then upon demand of one or more Holders, the Company shall facilitate an offering of Registrable Securities in the form of an Underwritten Offering on Form S-11 or Form S-3 (if available), in the manner and subject to the conditions described in Section 5 of this Agreement, provided, that the number of shares of Common Stock included in such underwritten offering shall equal at least (x) five percent (5%) of all outstanding shares of Common Stock at such time or (y) an anticipated aggregate gross offering price (before deducing underwriting discounts and commissions) of at least $25,000,000.00.

5.Procedures for Underwritten Offerings. The following procedures shall govern Underwritten Offerings pursuant to Section 2(g) or Section 4(g).

(a)The Majority Holders shall specify one or more investment banking firm(s) of national standing reasonably acceptable to the Company (which approval shall not be unreasonably conditioned, withheld or delayed) to be the managing underwriter or underwriters for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown.

(b)Notwithstanding Section 7(b), all Holders proposing to distribute their Registrable Securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, however, that the underwriting agreement is in customary form and reasonably acceptable to the Majority Holders and provided, further, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested).

(c)Notwithstanding Section 7(b), if the managing underwriter or underwriters for an Underwritten Offering pursuant to a Demand Registration or an Underwritten Takedown advises the Holders that the total amount of Registrable Securities proposed to be included in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to such Underwritten Offering, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate any securities of the Company to be included by the Company; and second, the Company shall reduce the number of Registrable Securities to be included by Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included in the Underwritten Offering.

(d)Within three (3) Business Days after receiving a request for an Underwritten Takedown, the Company shall give written notice of such request to all other Holders, including the type of Registrable Security to be included in such “takedown,” and subject to the provisions of Section 6(c) hereof, include in such Underwritten Offering all such Registrable Securities that are the subject of such “takedown” with respect to which the Company has received written requests for inclusion therein within five (5) days after the Company’s giving of such notice; provided, however, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be sold.

(e)The Company will not be required to undertake an Underwritten Offering pursuant to Section 2(g) or Section 4(g) if the number of Underwritten Offerings previously made pursuant to Section 2(g) or Section 4(g) in the immediately preceding twelve (12)-month period shall exceed three (3); provided, however, that an Underwritten Offering shall not be considered made for purposes of this Section 5(e) unless the offering has resulted in the disposition by the Holders of at least seventy-five percent (75%) of the amount and type of Registrable Securities requested to be sold.

6.Grace Periods.

(a)Other than with respect to the filing of the Initial Shelf Registration Statement under Section 2(a), the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; provided, however, that in the event such Registration Statement relates to a Demand Registration Request or an Underwritten Offering pursuant to Section 2(g) or Section 4(g), then the Holders initiating such Demand Registration Request or such Underwritten Offering shall be entitled to withdraw the Demand Registration Request or request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 4(a)(iii) or Section 5(e) and the Company shall pay all registration expenses in connection with such registration (the period of postponement or suspension as described in this Section 6(a), a “Grace Period”).

(b)The Company shall promptly (i) notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided, that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holders in writing of the date on which the Grace Period ends.

(c)The duration of any one Grace Period shall not exceed sixty (60) days, the aggregate of all Grace Periods in total during any three hundred sixty-five (365) day period shall not exceed ninety (90) days, and the maximum number of Grace Periods that may be declared by the Company in any fiscal year shall not exceed two (2).  For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 6(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) of Section 6(b) and the date referred to in such notice.  In the event the Company declares a Grace Period, the period during which the Company is required to maintain the effectiveness of an Initial Shelf Registration Statement or a Registration Statement filed pursuant to a Demand Registration Request shall be extended by the number of days during which such Grace Period is in effect.

7.Piggyback Registration.

(a)If at any time, and from time to time, the Company proposes (whether for its own account or for the account of any other Person (other than for the account of a Holder pursuant to Sections 2, 3, or 4)) to—

(i)file a registration statement under the Securities Act with respect to an underwritten offering of Common Stock of the Company or any securities convertible or exercisable into Common Stock of the Company) (other than with respect to a registration statement (x) on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to an employee stock plan or other employee benefit arrangement), (y) on Form S-4 that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto or (z) on another form not available for registering the Registrable Securities for sale to the public); or

(ii)conduct an underwritten offering constituting a “takedown” of a class of Common Stock or any securities convertible or exercisable into Common Stock registered under a shelf registration statement previously filed by the Company;

the Company shall give written notice (the “Piggyback Notice”) of such proposed filing or underwritten offering to each Holder of Registrable Securities at least ten (10) Business Days before the anticipated filing date; provided, that in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), such Piggyback Notice shall be given not less than two (2) Business Days prior to the expected date of commencement of the public announcement of the transaction; provided further, however, that within three (3) days after receiving a request for an underwritten offering constituting a “takedown” from a shelf registration statement, the Company shall provide the Piggyback Notice and subject to the provisions of

Section 7(b) hereof, include in such underwritten offering all such Registrable Securities that are the subject of such “takedown” with respect to which the Company has received written requests for inclusion therein within seven (7) Business Days after the Company’s giving of such notice (provided that such Registerable Securities are covered by an existing and effective shelf registration statement that may be utilized for the offering and the sale of Registerable Securities requested to be sold).  Such notice shall include the number and class of securities proposed to be registered or offered, the proposed date of filing of such registration statement or the conduct of such offering, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the front cover page of such prospectus or registration statement, and shall offer such Holders the opportunity to register or offer such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration or offering of the Company’s securities and/or the other Holders of Company securities, as the case may be (a “Piggyback Offering”).  Subject to Section 7(b), the Company will include in each Piggyback Offering for an underwritten offering all Registrable Securities for which the Company has received written requests for inclusion within seven (7) Business Days after the date the Piggyback Notice is given (provided, that in the case of a Bought Deal, such written requests for inclusion must be received within one (1) Business Day after the date the Piggyback Notice is given).

(b)The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions (provided, that no Holder shall be required to make any representations or warranties except as provided in Section 5(b)) as any similar securities, if any, of the Company.  Notwithstanding the foregoing, if the managing underwriter or underwriters of an underwritten offering advises the Company and the selling Holders in writing that, in its view, the total amount of securities that the Company and such Holders propose to include in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to an underwritten offering, then the Company will include in such Piggyback Offering:  (i) first, all securities to be offered by the Company only if the Company has initiated the offering, (ii) second, up to the full amount of Registrable Securities requested to be included in such Piggyback Offering by the Holders and (iii) third, up to the full amount of securities requested to be included in such Piggyback Offering by any other holders, if any, entitled to participate in such Offering, such that, in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the price, timing or distribution of the securities being offered in an underwritten offering, provided, that, if in the view of such managing underwriter, the full amount of the securities requested to be included in such Piggyback Offering pursuant to clause (ii) alone could materially adversely affect the price, timing or distribution of the securities being offered in such Piggyback Offering, then the number of Registrable Securities included in such Piggyback Offering shall be on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included in such Piggyback Offering.

(c)If the Company has initiated such Piggyback Offering and at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or delay the registration of the Piggyback Offering, the Company may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d)Any Holder of Registrable Securities requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, at least three (3) Business Days prior to the anticipated Effective Date of the Registration Statement filed in connection with such Piggyback Offering (in the case that the Registration Statement requires acceleration of effectiveness), or in all other cases, one (1) Business Day prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that Piggyback Offering; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

(e)Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed registration or offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

8.Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in this Agreement, the Company shall use its reasonable best efforts to:

(a)prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to be declared or become effective as soon as reasonably practicable and in any event within the time periods set forth within this Agreement, and remain effective, subject to the limitations contained herein;

(b)prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

(c)(i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents; and (ii) in connection with the preparation and filing of each such Registration

Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act, and (B) upon reasonable advance notice to the Company and during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d)notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)with respect to any offering of Registrable Securities, furnish to each selling Holder of Registrable Securities, and the managing underwriters for such Underwritten Offering, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f)(i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(g)cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h)with respect to any Underwritten Offering, obtain and, if obtained, furnish to each Holder that is named as an underwriter in such Underwritten Offering and each other underwriter thereof, a signed

(i)opinion of outside counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any, and

(ii)“comfort” letter, dated the date of the Underwriting Agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such Holder and such underwriters, if any, in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(i)notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, and, at the written request of any such Holder, promptly prepare and furnish (at the Company’s expense) to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(j)notify the Holders of Registrable Securities included in such Registration Statement promptly of any written comments from the Commission or any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(k)advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment and promptly use its reasonable best efforts to obtain the withdrawal of such order;

(l)otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its stockholders, as soon as reasonably practicable but not more than ninety (90) days after the end of said twelve (12) month period, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m)provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(n)enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification; and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any twelve (12)-month period and such participation shall not unreasonably interfere with the business operations of the Company;

(o)if requested by the managing underwriter(s) or the Majority Holders in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Securities provided to the Company in writing by the managing underwriters and the Majority Holders and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

(p)cooperate with the Holders of Registrable Securities included in a Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such share amounts and registered in such names as the managing underwriters, or, if none, the Holders beneficially owning a majority of the Registrable Securities being offered for sale, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(q)cause all Registrable Securities included in a Registration Statement to be listed on a Trading Market on which similar securities issued by the Company are then listed or quoted;

(r)permit any Holder of Registrable Securities who, in the reasonable judgment of the Company upon advice of counsel, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such Registration Statement;

(s)prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required herein, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required herein;

(t)upon effectiveness of the Initial Shelf Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect and maintain the registration of the Registrable Securities under the Exchange Act simultaneously with or immediately following the effectiveness of such Initial Shelf Registration Statement;

(u)in connection with the initial filing of a Registration Statement and each amendment thereto with the Commission for the registration of Registrable Securities, file or cooperate with any underwriter in connection with the filing with Financial Industry Regulatory Authority (“FINRA”) of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Securities pursuant to the Registration Statement, including, without limitation, information provided to FINRA through its Public Offering System, and pay all costs, fees and expenses incident to FINRA's review of the Registration Statement and any related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of the underwriter (including in connection with any initial or subsequent member filing);

(v)in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA; and

(w)otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company may from time to time reasonably request each Holder for information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Stockholder Questionnaire.  Each Holder agrees to furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.  Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 8 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

9.Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts or commissions or transfer taxes, if any, of any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading or quoted, if any, (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) the reasonable fees and expenses incurred in connection with any road show for Underwritten Offerings, (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including fees and expenses of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement), and (viii) any other fees and disbursements customarily paid by the issuer in issues and sales of securities.  In addition, the Company will pay the reasonable, documented fees and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder or any Underwritten Offering.

10.Lockups.

(a)In connection with any Underwritten Takedown or underwritten registration pursuant to a Demand Registration Request or other underwritten public offering of equity securities by the Company, to the extent requested by any underwriters managing such offering, except with the written consent of such underwriter, no Holder who participates in such offering shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, for up to a sixty (60)-day period (or such lesser period as the underwriter may agree) beginning on the date of the final prospectus filed in connection with such offering (as such period may be waived by the underwriters, the “Lockup Period”), except as part of such offering, provided, that the Lockup Period shall be the same with respect to all Holders; provided, further, that such Lockup Period restrictions are applicable on substantially similar terms to the Company and all of its and its subsidiaries’ executive officers and directors; provided, further, that such Lockup Period shall include customary carve-outs, including that a Holder may make a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate or Related Fund that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 10(a).  To the extent requested by any underwriter managing such offering, each Holder agrees to execute a lock-up agreement in favor of the underwriter managing such offering to such effect.  The provisions of this Section 10(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b)In connection with any Underwritten Offering, the Company agrees not to effect or announce the intention to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or Form S-8 or any successor thereto or as part of any registration of securities of offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), during the Lockup Period, except as part of such offering, without the prior written consent from the Majority Holders.  To the extent requested by any underwriter managing such offering, the Company agrees to execute a lock-up agreement in favor of the underwriter managing such offering to such effect.

11.Indemnification.

(a)Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, investment manager, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an

Indemnified Party (as defined in Section 11(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.

(b)Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless (i) the Company, (ii) each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), (iii) each other Holder participating in any offering of Registrable Securities, and (iv) the respective partners, Affiliates, stockholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (iv), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such claim, to the extent, but only to the extent, that such untrue statements or omissions are based upon an untrue statement or omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 11(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

(c)Conduct of Indemnification Proceedings.

(i)If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii)An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly after notification of commencement of the action to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel there may be reasonable defenses available to the Indemnified Party that are in addition to or different from those available to the Indemnified Party or a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, however, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, officers, employees, representatives and agents and such control Persons of the Company as shall be designated in writing by the Company.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment to the extent required hereby.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(iii)Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 11(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d)Contribution.

(i)If a claim for indemnification under Section 11(a) or 11(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including, as applicable, any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying

Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(ii)The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 11(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  For purposes of this Section 11, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Securities shall have the same rights to contribution as such Holder and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)The indemnity and contribution agreements contained in this Section 11 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Party referred to above.

12.Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until such time as when no Registrable Securities remain outstanding, the Company covenants that it will (i) if it is subject to the reporting requirement of 13 or 15(d) of the Exchange Act, file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) if it is not subject to the reporting requirement of 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission.  Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

13.Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee, including any Affiliate or Related Fund of any Holder; provided, that all of the following additional conditions are satisfied:  (a) such Transfer is effected in accordance with applicable securities laws; and (b) unless already a party to this Agreement, such transferee or assignee executes a joinder to this Agreement substantially in the form attached as Exhibit A hereto and delivers it to the Company as promptly as reasonably practicable; provided, further, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement.

14.Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

15.Miscellaneous.

(a)Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities pursuant to any Registration Statement only in accordance with a method of distribution described in each Registration Statement.

(c)Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 8(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company may provide appropriate stop transfer orders to its transfer agent to enforce the provisions of this paragraph.

(d)No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, without the prior written consent of the Holders of a majority of the Registrable

Securities outstanding at such time, into any agreement that is inconsistent with or grants registration rights that have parity with or are more favorable than the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities outstanding at such time file or have declared effective a registration statement for equity securities, other than a registration statement on Form S-8 or Form S-4, before the Initial Shelf Registration Statement is declared effective.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities outstanding at such time, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in the Initial Shelf Registration Statement, or in any Piggyback Offering on a basis that is on parity with, or superior in any material respect to, the Piggyback Offering rights granted to the Holders pursuant to Section 7 of this Agreement.

(e)Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding at least a majority of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself; provided, further, that no amendment, modification, supplement, or waiver that disproportionately and adversely affects, alters, or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder; provided further, that the definition of “Holders” in Section 1 and the provisions of Section 2(c) may not be amended, modified or supplemented, or waived unless in writing and signed by all the signatories to this Agreement; provided, further, that the waiver of any provision with respect to any Registration Statement or offering may be given by Holders holding at least a majority of the then outstanding Registrable Securities entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the Registrable Securities outstanding at such time to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.  No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(f)Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested,

postage prepaid), by private national courier service, by personal delivery, by electronic mail or by facsimile transmission.  Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted (if delivered prior to 5 p.m. Houston, Texas time, or, if thereafter, then as of the next day), or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows:

(i)	If to the Company:

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421-6000

Attention: [Stephen Lebovitz, Jeff Curry]

E-mail address:  [●] and [●]

with copies (which shall not constitute notice) to:

[●]

[●]

[●]

Attention: [●]

E-mail address: [●]

(ii)

If to the Holders (or to any of them), at their addresses as they appear in the signature pages to this Agreement or, if not contained therein, in the records of the Company or the records of the transfer agent or registrar, if any, for the Common Stock.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(g)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy).  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof); provided, however, that such subsequent holder of Registrable Securities shall be required to execute a joinder to this Agreement substantially in the form attached as Exhibit A hereto.  No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(h)Execution and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means (including electronic mail), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j)Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.  Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City.  The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts.  Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.  The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service in the manner herein provided.

(k)Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN

WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(K) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(l)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(m)Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”.  The use of the words “or,” “either” or “any” shall not be exclusive.  All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.  All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.  All Registrable Securities held by a Holder, its Affiliates (including any portfolio company) and its Related Funds shall be aggregated together for purposes of determining the availability of any rights under this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n)Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(o)Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 11 and this Section 15, shall terminate with respect to the Company and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

(p)No Third Party Beneficiaries. Except as provided in Section 11 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CBL & Associates Properties, Inc.

By:
Name:
Title:

Notice Address:

30

HOLDERS:

[Holder Name]

By:
Name:
Title:

☐	By checking this box, the Holder signing above hereby requests the inclusion of all of its Registrable Securities in the Initial Shelf Registration Statement.

☐

By checking this box, the Holder signing above hereby requests the inclusion of _____________________ Registrable Securities in the Initial Shelf Registration Statement, constituting less than all of its Registrable Securities.

31

Exhibit A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of [●], 2021, by and among CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), and the holders party thereto (the “Registration Rights Agreement”), is made and entered into as of [      ], 20[      ] by the undersigned (the “Assuming Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the Assuming Holder represents and agrees as follows:

1.Transfer or Assignment.  The Assuming Holder has acquired certain Registrable Securities from [      ] as set forth on the signature page.

2.Agreement to be Bound.  The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

3.Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assuming Holder and its successors, heirs and assigns.

4.Governing Law.  The Joinder is governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would result in the application of the laws of any law other than the law of the State of New York.

5.Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, undersigned has executed this Joinder to the Registration Rights Agreement as of the date first written above.

[HOLDER]

By:
Name:
Title:

Address:

Email:

Amount and type of Registrable Securities Acquired:

Exhibit I

Slate of New Directors

[To come]

Exhibit J

Restructuring Transaction Steps

[To come]

Exhibit K

Schedule of Rejected Contracts

As of the date hereof, the Debtors do not intend to reject any executory contracts or unexpired leases and all such contracts and leases will be treated in accordance with section 8.1 of the Plan.  The Debtors reserve all rights to add executory contracts or unexpired leases to this Schedule of Rejected Contracts in advance of the Confirmation Hearing.

Exhibit L

Schedule of Retained Causes of Action

In accordance with and as provided by section 1123(b) of the Bankruptcy Code, section 10.11 of the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors [Docket No. 1163] (as may be amended, modified, or supplemented, the “Plan”)1 provides that, except as otherwise provided in the Plan, including sections 10.6, 10.7, 10.8, and 10.9 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including any affirmative Causes of Action against parties with a relationship with the Debtors.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

As provided by section 10.7 of the Plan, as of the Effective Date, all claims and Causes of Action arising under chapter 5 of the Bankruptcy Code that exist or may exist against the Senior Unsecured Notes Trustee, the holders of Senior Unsecured Notes Claims, the First Lien Credit Facility Administrative Agent, the holders of First Lien Credit Facility Claims, or Consenting Crossholders shall be released and discharged to the maximum extent permitted by law.

No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action against it.  Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or pursuant to a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of confirmation or consummation of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan or herein, any Causes of Action that a Debtor may hold against any Person shall vest in the applicable Reorganized Debtor.  The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the

[1]	Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Plan.

foregoing without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.

Without limiting the generality of section 10.11 of the Plan, the Debtors and the Reorganized Debtors, as applicable, expressly reserve their rights with respect to all Causes of Action, whether now pending or as may be pursued in the future, including the following:  (i) Causes of Action related to any Insurance Policy; (ii) Causes of Action related to tax obligations and refunds; (iii) Causes of Action related to litigation, possible litigation, arbitration, and any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal or judicial or non-judicial; (iv) Causes of Action related to contracts and leases; (v) Causes of Action related to accounts receivable, including any account(s) receivable owed by any lessee of nonresidential real property that a Debtor(s) owns or operates as lessor, and accounts payable; (vi) Causes of Action related to vendor and/or customer obligations; (vii) Causes of Action related to current or former employee matters; (viii) Causes of Action related to environmental matters; (ix) Causes of Action related to deposits/prepayments, adequate assurance postings, and other collateral postings; (x) Causes of Action related to liens; (xi) Causes of Action and/or rights to setoff, recoupment, and/or recovery the Debtors could assert under Bankruptcy Code sections 553 or 558 or under any other similar rights under state or federal statutes and common law; and (xii) related party claims.

The Debtors reserve all rights to amend, revise, or supplement this Exhibit L to the Plan Supplement, and any of the documents and designations contained herein, at any time before the Effective Date of the Plan, or any such other date as may be provided for by the Plan or by order of the Bankruptcy Court.

Exhibit M

New Notes Indenture

[To come]

Exhibit N

New Convertible Notes Indenture

[To come]

Exhibit O

Collateral Agency and Intercreditor Agreement

Regarding Lien-Sharing Provisions

[To come]

Exhibit P

Exit Credit Facility

[To come]

The Exit Credit Facility will contain terms consistent with the Exit Credit Facility Term Sheet, which is attached hereto and was previously filed as Exhibit B to the Plan at Docket No. 1163.  The Debtors will file the Exit Credit Facility in advance of the Confirmation Hearing.

Terms of New Bank Term Loan Facility

Set forth below is a summary of certain key terms for the New Bank Term Loans under the New Bank Term Loan Facility (each as defined below) to be issued by the New Bank Claim Borrower (as defined below) to the New Bank Lenders (as defined below) that are Bank Lenders under that certain Credit Agreement, dated as of January 30, 2019 (the “First Lien Credit Agreement”) by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), CBL & Associates Properties, Inc., the Bank Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Bank Agent” and, together with the Bank Lenders, the “Prepetition Secured Parties”), U.S. Bank National Association, as syndication agent, and Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each as documentation agent, pursuant to a proposed chapter 11 plan of reorganization (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New Bank Term Loan Credit Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the RSA or Plan Term Sheet, as applicable.

Borrower:

A newly-formed wholly owned subsidiary of the Bank Claim Borrower, as reorganized pursuant to the Plan, that is the direct or indirect parent of each of the Bank Claim Subsidiaries (as defined below) but is not the direct or indirect parent of any entity that is not a Bank Claim Subsidiary (the “New Bank Claim Borrower”).

Guarantors:

The obligations of the New Bank Claim Borrower under the New Bank Term Loan Facility will be guaranteed by the same former direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that are guarantors under the First Lien Credit Agreement together with the Additional Loan Parties (collectively, the “Bank Claim Subsidiaries”), which such Bank Claims Subsidiaries will be direct or indirect subsidiaries of the New Bank Claim Borrower as reorganized pursuant to the Plan; provided that any non-Borrowing Base Properties (or entities that directly or indirectly own non-Borrowing Base Properties) will be transferred such that they are no longer owned directly or indirectly by the New Bank Claim Borrower.  The New Bank Claim Borrower and the Bank Claim Subsidiaries are referred to herein as “Loan Parties” and each, a “Loan Party.”  For the avoidance of doubt, neither the Bank Claim Borrower nor its reorganized successor will be a Loan Party, other than to the limited extent set forth in the Parent Guaranty.

Unsecured Parent Repayment Guaranty:

The obligations of the New Bank Claim Borrower under the New Bank Term Loan Facility will also be guaranteed on an unsecured basis by Bank Claim Borrower (the “Parent Guaranty”), but such guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)  100% of the first $2.5 million of mandatory amortization per year;

(ii) 50% of remaining mandatory amortization;

(iii) 100% of Excess Cash (as defined below) sweep payments; and

(iv) 150% of any voluntary prepayments of the New Bank Term Loan Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The Parent Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

“Debt Yield Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (i) the Borrowing Base Modified Cash NOI on a trailing 12-month basis, first tested as of the last day of the first quarter of 2023 and thereafter on a quarterly basis (each, a “Testing Date”), with a Compliance Certificate to be delivered 45 days after each Testing Date, to (ii) the aggregate outstanding principal amount of New Bank Term Loans as of such date.

As used in this summary of terms, “Borrowing Base Modified Cash NOI” means net operating income from collateral properties, determined on a GAAP basis that (i) excludes straight-line rents and above / below market lease rates, (ii) includes lease buyouts and landlord inducements, but not write-offs of landlord inducements, and (iii) excludes the Imputed Base Management Fee.

REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”) in the same form as provided in connection with the First Lien Credit Agreement covering losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by the (i) New Bank Claim Borrower, (ii) the New Notes Issuer, or the (iii) Bank Claim Borrower.

The REIT Guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)  100% of the first $2.5 million of mandatory amortization per year;

(ii) 50% of remaining mandatory amortization;

(iii) 100% of Excess Cash (as defined below) sweep payments; and

(iv) 150% of any voluntary prepayments of the New Bank Term Loan Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The REIT Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

Lenders:	The Bank Lenders (other than any Consenting Crossholder on account of a Consenting Crossholder Claim) under the First Lien Credit Agreement (collectively, the “New Bank Claim Lenders”).
Closing Date:	The earlier of (i) a date agreed upon by the Required Consenting Noteholders, the Required Consenting Bank Lenders, and the Debtors, and (ii) November 1, 2021.
Principal Amount:	$883.7 million (the “New Bank Term Loan Facility Loan Amount”).[1]
Administrative / Collateral Agent:	Wells Fargo Bank, N.A. (the “New Bank Agent” and, together with the New Bank Claim Lenders, the “New Secured Parties”).
New Bank Term Loan Facility:

A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the New Bank Term Loan Facility Loan Amount (the “New Bank Term Loan Facility”; the loans made thereunder, the “New Bank Term Loans”) to be deemed issued in full and final satisfaction of the Revolver/Term Loan Claims of the New Bank Claim Lenders upon the effective date of the Plan (the “Plan Effective Date”).

[1]	This amount takes into account reclassification of interest payments as principal repayments, as set forth in the Plan Term Sheet.

Maturity Date:

The New Bank Term Loans will mature four (4) years from the Closing Date; provided that, so long as no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, such date may be extended by (i) one (1) year if the outstanding principal amount of the New Bank Term Loans is reduced to $670.0 million or lower and (ii) one (1) additional year if the outstanding principal amount of the New Bank Term Loans is reduced to $615.0 million or lower. The full principal amount of the New Bank Term Loans would be due at maturity.

New Bank Term Loan Facility Agreement Documents:

The New Bank Term Loan Facility will be documented in a credit and guarantee agreement (the “New Bank Term Loan Facility Agreement”) and will be secured pursuant to customary security agreements, mortgages, management contract assignment, deposit account control agreements, and pledge agreements (subject, in each case, to customary exclusion).  The documents referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “New Bank Term Loan Facility Documents.”  The New Bank Term Loan Facility Documents will be in form and substance satisfactory to the Required Consenting Creditors and the Debtors and shall include payment of an annual administrative agent’s fee consistent with the annual fee paid in connection with the First Lien Credit Agreement.

Interest Rate:

The New Bank Term Loans will bear interest at the rate of LIBOR+275bps per annum (with a 100bps LIBOR floor), including benchmark replacement provisions (to reflect the ARRC “hardwired” approach) to be agreed.  Interest shall be payable in cash on the applicable LIBOR interest payment date or quarterly, in the case of a Base Rate Loan or a LIBOR loan with an interest period longer than three (3) months (each, a “Payment Date”) subject to a five (5)-day grace period.  The New Bank Claim Borrower will have the option to choose an interest period of one (1)-month, three (3)-month, or six (6)-month LIBOR.

Optional Prepayments:	No restrictions on optional prepayment, and the New Bank Term Loans may be prepaid at any time and from time to time without premium or penalty.
Mandatory Prepayment Requirements:

The New Bank Term Loan Facility shall be prepaid (without premium or penalty) in an amount equal to 100% of the net cash proceeds received after the Closing Date from the proceeds of (i) dispositions of the collateral properties or the equity of a Bank Claim Subsidiary and (ii) casualty events with respect to the collateral properties (with reinvestment rights with respect to such casualty event proceeds to be agreed by the Required Consenting Creditors and the Company).[2]

Collateral Release:

The release of any collateral will be subject to mutually agreed-upon release prices, minimum collateral pool size, and “key property” provisions (i.e., properties that cannot be sold without the Requisite Lender consent).  For the avoidance of doubt, net proceeds from any permitted collateral release shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans, and shall not run through the ECF waterfall set forth below.

Monthly Payments:

On the first day of each month following the Closing Date,[3] the Company will make combined monthly principal and interest payments, in arrears, in an amount equal to (i) $212,328.77 per day multiplied by (ii) the number of days in the calendar month just ended (such amount, the “Monthly Payment”), with the such Monthly Payment to be applied first to interest then due and owing, and the balance applied to repay principal outstanding under the Loan.

Prepayment / Make Whole Premium:	None.

[2]	Release parcels to be discussed in connection with final loan documentation.
[3]	For the avoidance of doubt, if the Closing Date occurs on November 1, 2021, the first Monthly Payment will be due on December 1, 2021.

Security:

The obligations of the Loan Parties under the New Bank Term Loans will be secured by a collateral package substantially consistent with the collateral package described in the First Lien Credit Agreement together with (i) a lien on properties set forth on Schedule 1 hereto (the “Additional Collateral Properties”) and the Pearland Town Center-HCA Office, (ii) a pledge of the equity interests in the former direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that own such Additional Collateral Properties and the Pearland Town Center-HCA Office, which such entities shall be direct or indirect subsidiaries of the New Bank Claim Borrower as reorganized pursuant to the Plan (such entities, the “Additional Loan Parties”), and (iii) all accounts related to such collateral and proceeds therefrom; provided that any existing equity pledges granted by the Bank Claim Borrower in connection with the First Lien Credit Agreement shall be replaced by new equity pledges granted by the New Bank Claim Borrower pursuant to the New Bank Term Loan Facility Agreement.  New Bank Claim Lenders’ liens on real estate collateral shall be insured by an acceptable title insurance policy from a title insurer and with reinsurance as New Bank Agent may reasonably require; provided that the current title insurer shall be deemed acceptable.  (The current collateral properties, together with the Additional Collateral Properties and the Pearland Town Center-HCA Office, collectively, the “Borrowing Base Properties”).  For the avoidance of doubt, the Parent Guaranty will be unsecured.

Excess Cash Flow:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, on a semi-annual basis first determined on September 1, 2022 for the six (6)-month period ending June 30, 2022, an amount equal to ECF NOI—to be calculated for each period ending June 30 and December 31 and determined on September 1 and March 1 respectively—remaining after payment of:

(i)   imputed base management fees for the existing and Additional Collateral Properties in a semi-annual amount of $4.5 million (the “Imputed Base Management Fee”), plus any reimbursable ordinary course third-party costs of unaffiliated parties that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP, which shall be paid in monthly installments;

(ii)  scheduled principal and interest payment of $38.75 million, which shall be paid in monthly installments, and any other payments of principal or interest made with respect to the New Bank Term Loan Facility for the immediately preceding six (6) months; and

(iii) total actual amount spent on Capital Expenditures (as defined below); provided that:

a.    for the period January 1 through June 30 (the “First Semi-Annual Period”), if the total actual amount spent is less than $7.5 million, the Borrower shall put the difference into a reserve maintained by Borrower to be utilized for future Capital Expenditures; and

b.    for the period July 1 through December 31 (the “Second Semi-Annual Period”) if the total actual amount spent during the First Semi-Annual Period and the Second Semi-Annual Period, together with any amounts reserved during the First Semi-Annual Period under clause (a) above, is less than $15 million, the Borrower shall put the difference into a reserve maintained by Borrower to be utilized for future Capital Expenditures;

the amount remaining (the “Excess Cash”), for each semi-annual period, shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)   first, an amount equal to the actual ECF NOI from the Additional Collateral Properties (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $4.5 million) shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution;

(ii)  second, up to $7.5 million shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans, provided that, this $7.5 million amount shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $7.5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (ii) will be made in the Second Semi-Annual Period;

(iii) third, up to $5 million shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution, provided that, this $5 million shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (iii) will be made in the Second Semi-Annual Period; and

(iv) fourth, with respect to any remaining Excess Cash, (a) 50% shall be used to repay principal on the New Bank Term Loans, and (b) 50% shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution.

Prior to application as set forth above, all revenue from the collateral properties shall be deposited in either property-level operating accounts or accounts owned by New Claim Borrower, each subject to a security agreement (and control agreement, if applicable) in favor of New Bank Agent and New Secured Parties.  While an Event of Default exists no distributions or application of ECF NOI or Excess Cash shall be permitted.  The terms and conditions of any deposit account control agreements shall be negotiated in connection with final documentation as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders.

As used in this summary of terms, “ECF NOI” means net operating income from collateral properties, determined on a cash basis.  For the avoidance of doubt, ECF NOI excludes the Imputed Base Management Fee.  Additionally, “Capital Expenditures” shall mean capitalized expenditures, including deferred maintenance, tenant allowances and redevelopment costs, excluding (i) any such expenses funded with reserve funds from a prior year or prior six (6)-month period and (ii) the amount of any cash reimbursements received from a third party (such as the municipalities) to reimburse a Borrower Party for such expenses, all determined on a cash basis.

Stub Period ECF:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, for the period November 1, 2021 through December 31, 2021 (the “Stub Period”), an amount equal to ECF NOI for the Stub Period remaining after payment of:

(i)   an Imputed Base Management Fee of $1.5 million plus any reimbursable ordinary course third-party costs of unaffiliated parties for the Stub Period that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP;

(ii)  scheduled principal and interest payments made during the Stub Period; and

(iii) Capital Expenditures in the greater of (a) the actual spend during the Stub Period and (b) the lower of (1) $2.5 million and (2) $15 million minus the actual spend in FY 2021 prior to the Stub Period; in no event shall this number be lower than zero; and

(iv) $5 million to satisfy the Minimum Liquidity covenant (set forth below).

the amount remaining (the “Stub Period Excess Cash”) shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)   first, an amount equal to the actual ECF NOI from the Additional Collateral Properties for the Stub Period (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $1.5 million) shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution;

(ii)  second, $1.25 million shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans;

(iii) third, $833,333 shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution; and

(iv) fourth, any remaining Stub Period Excess Cash shall be used (1) 50% to repay principal on the New Bank Term Loans, (2) and 50% shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution.

Conditions Precedent:

The New Bank Term Loan Facility will become effective and the New Bank Term Loans will be issued upon satisfaction of conditions precedent acceptable to the Required Consenting Creditors and the Debtors including:  (i) the issuance by the Bankruptcy Court of an order confirming a Plan on terms acceptable to the Required Consenting Creditors and the Debtors (the “Confirmation Order”); (ii) the Confirmation Order being in full force and effect and not subject to stay; and (iii) the occurrence of the Plan Effective Date.

Additionally, the New Bank Term Loan Facility shall have conditions precedent that are standard and customary for a real estate secured transaction, including, but not limited to delivery of (i) PZRs or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys (which, for the avoidance of doubt, may be satisfied by surveys previously delivered to New Bank Agent in connection with the First Lien Credit Agreement) for all collateral properties, as well as PCR reports for all Additional Borrowing Base Properties and the Pearland Town Center-HCA Office and seismic reports for specific Borrowing Base Properties to the extent reasonably required by New Bank Agent in order to comply with Lenders’ insurance requirements (all of the foregoing obtained at Borrower’s cost and  expense); (ii) financial data for the collateral properties, including three years of financial statements for the Borrowing Base Properties, actual 2020 financial statements for all Borrowing Base Properties, 2021 Borrowing Base budgets (including contemplated CapEx Projections), rent rolls and co-tenancy summaries for all Borrowing Base Properties and a two (2)-year anticipated CapEx plan for the Borrowing Base Properties; and (iii) customary estoppels and subordination agreements with respect to major leases.

Covenants:

The New Bank Term Loan Facility Agreement will have standard real estate related covenants consistent with the First Lien Credit Agreement, as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders; provided that any such covenants shall apply only to the New Bank Claim Borrower and the Bank Claim Subsidiaries.[4]

[4]	Final (non-financial) covenants to be negotiated in connection with final loan documentation.

Financial Covenants:

Limited to the following with respect to the Borrowing Base Properties:

(i)   Minimum Debt Yield:  an 11.5% Debt Yield Ratio on the collateral securing the obligations under the New Bank Term Loan Facility to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter;

(ii)  Minimum CapEx Investment:  Annual Capital Expenditures of not less than $15.0 million on the Borrowing Base Properties, with any shortfall in any such calendar year to be put be held in a reserve maintained by Borrower to be utilized for future

Capital Expenditures, such covenant to be tested as of December 31 each calendar year beginning with December 31, 2022;

(iii) Minimum Interest Coverage Ratio: A 1.50x interest coverage ratio, expressed as the ratio of the Borrowing Base Modified Cash NOI on a trailing twelve (12)-month basis to the borrowing base interest expense on a trailing twelve (12)-month basis of the New Bank Term Loans at such time to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter;

(iv) Minimum Liquidity:  On or after the first testing date, minimum unencumbered and unrestricted cash liquidity (held at the Borrower or Borrowing Base Property level, and exclusive of any amounts held in the required CapEx reserve) in an aggregate amount of $5 million, to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter; and

(v)  Minimum Occupancy Rate:  On or after the first testing date of aggregate Occupancy Rate of the Borrowing Base Properties of 75% to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter.  For the avoidance of doubt, physical and economic occupancy shall each be taken into account in determining such Occupancy Rate.

Reporting:

As agreed by the Required Consenting Creditors and the Debtors, and typical for a secured credit facility, including quarterly reporting on Borrowing Base Modified Cash Net Operating Income, ECF NOI on a semi-annual basis (and with respect to the Stub Period) and occupancy for each Borrowing Base Property, covenant calculation reporting within 45-days of quarter-end, and annual financial reporting for the New Bank Claim Borrower, the Bank Claim Borrower, and CBL & Associates Properties, Inc. (audited, in the case of the (i) Bank Claim Borrower and, (ii) solely to the extent that it is required to file financial statements with the SEC, CBL & Associates Properties, Inc.), but within 90-days of year-end, and a rolling four (4)-quarter forecast for the Borrowing Base Properties.[5]

Events of Default:

As agreed by the Required Consenting Creditors and the Debtors, subject to agreed-upon notice and cure provisions for non-monetary defaults.  Notwithstanding the foregoing, the New Bank Term Loan Facility will contain a cross-default to the Bank Claim Borrower’s and the New Notes Issuer’s indebtedness in an aggregate principal amount in excess of $150 million until such time as the Parent Guaranty has been either (i) reduced to $0 or (ii) terminated in accordance with its terms; provided that the New Secured Parties will not be entitled to exercise such cross-default if the Bank Claim Borrower has agreed to a foreclosure or similar arrangement for non-Loan Party property-level indebtedness.

Requisite Lenders:

New Bank Lenders holding greater than 50.00% of the outstanding commitments and/or other exposure under the New Bank Term Loan Facility (the “Requisite Lenders”); provided that the commitments and/or exposure of any defaulting New Bank Lender shall be disregarded in determining the Requisite Lenders at any time.

Amendments:	Requisite Lenders, except for amendments customarily requiring approval by all lenders or all affected lenders.
Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

[5]	Additional reporting to be discussed in connection with final loan documentation.

Schedule 1

Additional Collateral Properties6

•	Valley View Mall
•	Southaven Towne Center
•	Southaven Towne Center—Self-Development

[6]	For the avoidance of doubt, the Additional Collateral Properties do not include the outparcels associated with Valley View Mall and Southaven Towne Center.

Exhibit Q

Term Sheet for New Stock Incentive Plan

Draft 7/17/21

Subject to Revision

EQUITY INCENTIVE PLAN

TERM SHEET

This term sheet (this “Term Sheet”) summarizes the principal terms of the emergence-related equity incentive plan (the “Plan,” referred to in the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. (the “Company”) and its affiliated debtors (the “Chapter 11 Plan”) as the “Management Incentive Plan”) for the Company.  Capitalized terms used but not defined herein shall have the meanings ascribed in the Chapter 11 Plan.

Purpose:   The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating certain current and prospective officers, employees, consultants, non-employee directors and advisors of the Company or its affiliates and to provide the Company and its affiliates with the ability to provide incentives more directly linked to the long term profitability of the Company’s businesses and increases in stockholder value thereby strengthening the commitment of the Company’s and its affiliate’s officers, employees, consultants, non-employee directors and advisors to the welfare of the Company and promoting an identity of interest between stockholders and the Company’s and its affiliate’s officers, employees, consultants, non-employee directors and advisors.

Adoption:  The reorganized Company shall adopt the Plan on or after the Effective Date.

Eligibility:   Subject to specified limitations, current and prospective employees, officers, consultants, non-employee directors and advisors of the Company and its affiliates (the “Eligible Participants”) shall be eligible to participate in the Plan, as determined by the New Board or a committee thereof.

Administration:  The Plan shall be administered by the New Board or by a committee of the New Board (the “Administrator”).

Authority of Administrator:   The Administrator shall have broad authority to administer the Plan and interpret the provisions of the Plan.

Share Reserve:   Ten percent (10%) of the New Common Stock (or warrants or options to purchase New Common Stock or other equity-linked securities) divided by the REIT LP Ownership Percentage on a fully diluted basis may be granted with respect to awards under the Plan.

Awards Under the Plan:   The types of awards that may be granted under the Plan include restricted stock awards, stock options, stock appreciation rights, restricted stock units, performance awards and other stock-based awards.

Anti-Dilution: The Plan will include customary anti-dilution protections.

Initial Grants: Awards may be granted under the Plan on or after the Effective Date. The form, allocation and specific terms of such awards shall be determined by the Administrator.